EXHIBIT 2.1



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                        ---------------------------------

                              AMENDED AND RESTATED
                               PURCHASE AGREEMENT


                                      among

                           STADTLANDER DRUG CO., INC.,


                              COUNSEL CORPORATION,


                              STADT HOLDINGS, INC.


                                       and


                           BERGEN BRUNSWIG CORPORATION



                        ---------------------------------

                                January 21, 1999

                        ---------------------------------





02/09/99s3no1s.doc


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                                TABLE OF CONTENTS

Article I - Certain Definitions

Section 1.1     Certain Definitions......................................2
Section 1.2     Terms Defined in Other Sections..........................9
Section 1.3     Interpretation..........................................12

Article IA -  Changes in Structure

Section 1A.1    Transfer of Shares......................................12
Section 1A.2    Liquidation of Distribution.............................12
Section 1A.3    Liquidation of Stadtco..................................12
Section 1A.4    Merger of the Stadtlander Company.......................13
Section 1A.5    Acknowledgment and Consent..............................13
Section 1A.6    Transfer of Stadtlander U.S.A. Stock....................14
Section 1A.7    Merger of Stadtlander U.S.A.............................14
Section 1A.8    Formation of Acquisition Subsidiaries...................14
Section 1A.9    Further Assurances......................................14

Article II -    Purchase and Sale; Grant of the Back-up Option Agreement
                and Other Rights; Additional Covenants..................15

Section 2.1     Purchase and Sale of the Stadtlander Common Stock;
                Grant of the Back-up Option Agreement and Other Rights..15
Section 2.2     Estimated Net Purchase Price; Adjustments to the
                Estimated Net Purchase Price; Payment of Consideration..16
Section 2.3     Securities Law Matters..................................19
Section 2.4     Restrictions on Sales and Other Transfers...............21
Section 2.5     Determination of Net Worth as of the Closing Date.......22
Section 2.6     Determination of September 30 Net Worth.................24
Section 2.7     Closing.................................................24

Article III - Representations and Warranties Regarding the Companies....24

Section 3.1     Organization and Standing; Business.....................25
Section 3.2     Subsidiaries............................................25
Section 3.3     Corporate Power and Authority...........................26
Section 3.4     Capitalization of the Company...........................27
Section 3.5     Conflicts, Consents and Approvals.......................27
Section 3.6     No Material Adverse Change..............................28
Section 3.7     Intentionally omitted...................................29
Section 3.8     Taxes...................................................29
Section 3.9     Compliance with Law.....................................30


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Section 3.10    Intellectual Property...................................30
Section 3.11    Title to and Condition of Properties....................31
Section 3.12    Medicare and Medicaid; Reimbursement by Payors; Related
                Legislation and Regulations.............................31
Section 3.13    Litigation..............................................33
Section 3.14    Brokerage and Finder's Fees; Expenses...................33
Section 3.15    Financial Statements....................................33
Section 3.16    Employee Benefit Plans..................................35
Section 3.17    Contracts...............................................37
Section 3.18    Labor Matters...........................................38
Section 3.19    Undisclosed Liabilities.................................38
Section 3.20    Operation of the Businesses; Relationships..............39
Section 3.21    Permits; Compliance.....................................39
Section 3.22    Environmental Matters...................................40
Section 3.23    Intentionally omitted...................................40
Section 3.24    Year 2000...............................................41
Section 3.25    Antitakeover Laws; Support Agreements...................41
Section 3.26    Accounts Receivable and Inventories.....................41
Section 3.27    Insurance...............................................41
Section 3.28    Employee Agreements.....................................41
Section 3.29    Director Compensation...................................42

Article IV - Representations and Warranties Regarding the
                Counsel Entities........................................42

Section 4.1     Organization and Qualification of the Seller............42
Section 4.2     Corporate Power and Authority...........................43
Section 4.3     Conflicts; Consents and Approvals.......................44
Section 4.4     Indemnification.........................................45
Section 4.5     Ownership of the Shares.................................45
Section 4.6     Brokers.................................................46
Section 4.7     Securities and Related Matters..........................46
Section 4.8     Intentionally omitted...................................48
Section 4.9     Board Recommendation....................................48

Article V - Representations and Warranties Regarding the Purchaser

Section 5.1     Organization and Standing...............................48
Section 5.2     Corporate Power and Authority...........................48
Section 5.3     Capitalization of the Purchaser.........................49
Section 5.4     Conflicts; Consents and Approvals.......................49
Section 5.5     Brokers.................................................50
Section 5.6     BBC SEC Documents and Other Public Disclosures..........50

Article VI - Covenants and Agreements...................................51


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Section 6.1     Access and Information..................................51
Section 6.2     Affirmative Covenants...................................52
Section 6.3     Negative Covenants......................................53
Section 6.4     Closing Documents.......................................54
Section 6.5     Transfer and Other Taxes................................55
Section 6.6     Non-Competition and Confidentiality Agreement...........55
Section 6.7     Reasonable Efforts; Further Assurances..................57
Section 6.8     Third Party Proposals...................................57
Section 6.9     Tax Election............................................59
Section 6.10    Hart-Scott-Rodino Filings...............................60
Section 6.11    Notification by the Purchaser...........................60
Section 6.12    Agreements..............................................60
Section 6.13    Company Options.........................................60
Section 6.14    Retained Employees......................................62
Section 6.15    PharMerica Shares.......................................62
Section 6.16    Environmental Matters...................................64
Section 6.17    Canadian Corporation's Shareholders' Meeting............64
Section 6.18    Payment of Certain Debt.................................65
Section 6.19    Pharmaceutical Supply Agreement and Shared
                Services Agreement......................................66
Section 6.20    Access to Prepare the Proposed Statement and to review
                Other Documents.........................................66
Section 6.21    Assignment of Rights....................................66
Section 6.22    Audited Financial Statements............................67
Section 6.23    Waiver..................................................68
Section 6.24    Name Change.............................................68
Section 6.25    Stadt Solutions.........................................68

Article VII - Conditions to Closing.....................................69

Section 7.1     Mutual Conditions.......................................69
Section 7.2     Conditions to the Purchaser's Obligations...............69
Section 7.3     Conditions to the Counsel Entities' Obligations.........73

Article VIII - Termination..............................................74

Section 8.1     Termination.............................................74
Section 8.2     Effect of Termination...................................76

Article IX - Survival of Representations and Warranties; Indemnification.78

Section 9.1     Survival of Representations and Warranties..............78
Section 9.2     Indemnification.........................................78


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Section 9.3     Procedures for Third Party Claims.......................81
Section 9.4     Procedures for Inter-Party Claims.......................82
Section 9.5     Right of Set-Off........................................82
Section 9.6     Limitations Arising from Knowledge of Claims............82

Article X - Miscellaneous...............................................82

Section 10.1    Notices.................................................82
Section 10.2    Expenses................................................84
Section 10.3    Governing Law; Consent to Jurisdiction..................84
Section 10.4    Assignment; Successors and Assigns; No Third Party
                Rights..................................................84
Section 10.5    Counterparts............................................85
Section 10.6    Titles and Headings.....................................85
Section 10.7    Entire Agreement........................................85
Section 10.8    Amendment and Modification..............................85
Section 10.9    Publicity...............................................85
Section 10.10   Waiver..................................................85
Section 10.11   Severability............................................85
Section 10.12   No Strict Construction..................................86
Section 10.13   Knowledge...............................................86
Section 10.14   Subsidiaries' Ownership of PharMerica Shares............86


Companies' Disclosure Schedule

Schedule 3.1    Organization and Standing; Business
Schedule 3.2    Subsidiaries
Schedule 3.4    Capitalization of the Company
Schedule 3.5    Conflicts; Consents and Approvals
Schedule 3.8.   Taxes
Schedule 3.9    Compliance with Law
Schedule 3.10   Intellectual Property
Schedule 3.12 Medicare and Medicaid; Reimbursement by Payors; Related Legislation and Regulations
Schedule 3.13   Litigation
Schedule 3.15   Financial Statements
Schedule 3.16   Employee Benefit Plans
Schedule 3.17   Contracts
Schedule 3.18   Labor Matters
Schedule 3.19   Undisclosed Liabilities
Schedule 3.20   Operation of the Businesses; Relationships
Schedule 3.21   Permits; Compliance
Schedule 3.22   Environmental Matters
Schedule 3.25   Anti-takeover Laws; Support Agreements


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Schedule 3.27   Insurance
Schedule 3.28   Employee Agreements; Option  Cancellation Agreements
Schedule 3.29   Director Compensation
Schedule 4.3    Conflicts; Consents and Approvals
Schedule 4.4    Indemnification
Schedule 9.2    Indemnification

Purchaser's Disclosure Schedule

Schedule 5.4    Conflicts; Consents and Approvals


Appendices

Appendix 1.1    Back-up Option Agreement
Appendix 1A.2A Distribution/Stadtco Certificate of Ownership and Merger Appendix 1A.3A Stadtco/Company Certificate of Ownership and Merger
Appendix 1A.3B Stadtco/Company Plan of Merger and Articles of Merger Appendix 1A.4A Company/Opco Agreement of Merger
Appendix 1A.4B  Company/Opco Plan of Merger and Articles of Merger
Appendix 1A.4C  Company/Opco Certificate of Merger
Appendix 1A.5   Acknowledgment and Consent
Appendix 1A.7A  U.S.A./Licensco Agreement of Merger
Appendix 1A.7B  U.S.A./Licensco Certificate of Merger
Appendix 1.3    Irrevocable Proxy
Appendix 1.4    Voting Trust Agreement
Appendix 2.1    Amended Limited Liability Agreement
Appendix 2.1A   LLC Assignments
Appendix 2.3.7  Registration Rights
Appendix 6.14   Transitional Consulting Agreements
Appendix 6.21   Assignment of Rights
Appendix 7.2.7A Form of Opinion of Harwell Howard Hyne Gabbert & Manner, P.C. Appendix 7.2.7B Form of Opinion of Goodman, Phillips and Vineberg
Appendix 7.2.7C Form of Opinion of William McCormick
Appendix 7.2.9A Designated Optionee Option Cancellation Agreements
Appendix 7.2.9B Non-Designated Optionee Option Cancellation Agreements Appendix 7.3.4 Form of Opinion of Lowenstein Sandler PC




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                     AMENDED AND RESTATED PURCHASE AGREEMENT
                     ---------------------------------------

         This AMENDED AND RESTATED PURCHASE AGREEMENT, dated as of January 21, 1999, is by and among STADTLANDER DRUG CO., INC., a Pennsylvania corporation having its principal place of business at 700 Penn Center Boulevard, Pittsburgh, Pennsylvania 15235(the "Stadtlander Company"), COUNSEL CORPORATION, an Ontario corporation having its principal place of business at Exchange Tower, 130 King Street West, Suite 1300, Toronto, Ontario M5X 1E3 (the "Canadian Corporation"), STADT HOLDINGS INC., a Delaware corporation (the "US Seller"), and BERGEN BRUNSWIG CORPORATION, a New Jersey corporation having its principal place of business at 4000 Metropolitan Drive, Orange, California 92668 ("BBC" or the "Purchaser").

                                    RECITALS

         1. Previously, the Canadian Corporation was the legal and beneficial owner of fourteen percent (14%) of the issued and outstanding capital stock of the Stadtlander Company and the US Seller was the legal and beneficial owner of eighty six percent (86%) of the issued and outstanding capital stock of the Stadtlander Company. The US Seller is an indirect wholly-owned subsidiary of the Canadian Corporation.

         2. The Canadian Corporation and the US Seller (collectively, the "Counsel Entities") entered into a stock purchase agreement, dated as of November 8, 1998 (the "Prior Contract"), with the Purchaser and the Stadtlander Company pursuant to which the Counsel Entities agreed to sell and transfer to the Purchaser, and the Purchaser agreed to purchase from the Counsel Entities, all of the outstanding shares of capital stock of the Stadtlander Company, all as more specifically provided in the Prior Contract.

         3. The parties have agreed to implement a change in structure such that
(a) immediately prior to the closing described herein, all of the assets, liabilities, business and properties of the Stadtlander Company became owned by two single member limited liability companies, of which the sole member is the US Seller, and (b) rather than acquire all of the outstanding capital stock of the Stadtlander Company, the Purchaser will acquire from the US Seller all of the US Seller's membership interests in both such limited liability companies.

         4. The parties have decided to incorporate such change in structure into the Prior Contract by amending and restating the Prior Contract. This Agreement constitutes the amendment and restatement of the Prior Contract and supersedes the Prior Contract in all respects. The parties' intent is to assure that, upon consummation of the closing described herein, the Purchaser will (a) have substantially the same ownership interests in the assets, liabilities, business and properties that presently comprise the assets, liabilities, business and properties of the Stadtlander Company that it would have had in the event that the Prior Contract had not been amended and restated and (b) enjoy


                              Exhibit 2.1 - Page 1

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substantially the same benefits as the Purchaser would have enjoyed in the event that the Prior Contract had not been amended and restated, and had the transaction contemplated by the Prior Contract been consummated.

         5. The Canadian Corporation and its subsidiaries are also the legal and beneficial owners of 7,819,315 shares of the common stock, par value $.01 per share, of PharMerica (the "PharMerica Shares").

         6. The Purchaser desires to obtain certain rights with respect to the PharMerica Shares, and the Canadian Corporation is willing to confer such rights upon the Purchaser, all as more specifically provided herein.

         7. The Stadtlander Company would benefit substantially from being directly affiliated with the Purchaser. The Stadtlander Company purchases a substantial amount of its pharmaceutical supplies from the Purchaser. Furthermore, given the Purchaser's access to capital and borrowing capacity, direct affiliation with the Purchaser is expected to improve the Stadtlander Company's access to capital necessary for the Stadtlander Company's continued growth.

         8. The Boards of Directors (or Executive Committees of such Boards of Directors) of each of the Canadian Corporation, the US Seller, the Stadtlander Company and the Purchaser have determined that it is in the best interests of such entity to enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                               Certain Definitions

         Section 1.1 Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

         "Accountants" means Arthur Andersen & Co., L.L.P., the Stadtlander Company's independent accountants.

         "Action" means any administrative, judicial or other legal proceeding before any Governmental Authority.

         "Affiliate" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms


                              Exhibit 2.1 - Page 2

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"controlled" and "controlling" have meanings correlative thereto.

         "Agreement" means this Amended and Restated Purchase Agreement.

         "Associate" has the meaning ascribed to such term in Rule 405 promulgated by the SEC pursuant to the Act.

         "Back-up Option Agreement" means an option agreement relating to PharMerica, to be given by the Canadian Corporation to the Purchaser, dated the Closing Date, in the form and substance of the option agreement annexed hereto as Appendix 1.1.

         "BBC Common Stock" means the Class A Common Stock, par value $1.50 per share, of the Purchaser.

         "Business Day" means a day on which national banks are open for business in New York City.

         "Certificate of Net Debt" means a certificate, executed by the chief financial officer of the Canadian Corporation, setting forth (a) a statement by such officer as to such officer's good faith estimate of the Net Debt as of January 20, 1999 and (b) back-up documentation, in reasonable detail, evidencing such officer's calculation of such Net Debt. "Certified Net Debt" means the aggregate amount of Net Debt set forth in the Certificate of Net Debt.

         "CEO Contract" means the employment agreement, made effective as of July 6, 1998, by and between the Company and Michele J. Hooper.

         "Claims" means any and all claims, demands, actions, causes of action and legal proceedings.

         "Company" means Stadtlander Company, except that (a) with respect to the period of time from the effective time of the Company/Opco Merger to the time immediately prior to the transfer of the capital stock of Stadtlander U.S.A. to the US Seller pursuant to Section 1A.6, "Company" means Opco, (b) with respect to the period of time from the time of such transfer of capital stock of Stadtlander U.S.A. to the time immediately prior to the effective time of the U.S.A./Licensco Merger, "Company" means Opco and Stadtlander U.S.A. and (c) with respect to any period of time after the effective time of the Stadtlander U.S.A./Licensco Merger, "Company" means Opco and Licensco.

         "Companies" means the Company and each of the Subsidiaries.

         "Competitive  Business" means (a) a specialty mail order pharmaceutical
care  delivery   system   business   comparable  to  the  specialty  mail  order


                              Exhibit 2.1 - Page 3

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pharmaceutical care delivery system business as conducted by the Companies as of
November 8, 1998 that is focused on one or more of the following specific disease states: HIV/AIDS, organ transplantation, serious mental illnesses, and infertility and (b) the business of delivering pharmaceutical products to individuals incarcerated in corrections facilities pursuant to contracts with commercial corrections management companies and governmental entities. Excluded from the definition of "Competitive Business" are (w) any de minimis business of the Companies not included within clauses (a) or (b) above, (x) the development of pharmaceuticals for use primarily in the treatment of infertility, as performed by Sage BioPharma, Inc., and the marketing of such pharmaceuticals so developed, (y) the marketing and distribution of pharmaceuticals, as performed by FARO Pharmaceuticals, Inc., and (z) all other activities not specifically listed in clauses (a) or (b) above, including, but not limited to, specialty mail order pharmaceutical care delivery systems and general mail order pharmacy services that do not involve specialization in any of the above-mentioned disease states; institutional pharmacy services; pharmacy management services; home health care; the development of drug formularies; the development of "below threshold" drugs; disease state management; treatment of hormone-dependent ailments; and pharmaceutical sales and marketing.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "CPA" means Deloitte & Touche LLP.

         "Distribution" means Stadtlander Drug Distribution Co. Inc., a Delaware corporation.

         "Encumbrances" means security interests, liens, encumbrances, claims and restrictions of any kind.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Final Net Debt" means the Net Debt as of the Closing Date, as set forth in the Final Accounting Report.

         "First Quarterly Period" means the period commencing on the Closing Date and ending on the ninetieth (90th) calendar day after the Closing Date, "Second Quarterly Period" means the period commencing on the ninety first (91st) calendar day after the Closing Date and ending on the one hundred and eightieth (180th) calendar day after the Closing Date, "Third Quarterly Period" means the period commencing on the one hundred and eighty first (181st) calendar day after the Closing Date and ending on the two hundred and seventieth (270th) calendar day after the Closing Date, "Fourth Quarterly Period" means the period commencing on the two hundred and seventy first (271st) calendar day after the


                              Exhibit 2.1 - Page 4

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Closing Date and ending on the three hundred and sixtieth  (360th)  calendar day after the Closing Date, "Fifth Quarterly Period" means the period commencing on the three hundred and sixty first (361st) calendar day after the Closing Date and ending on the four hundred and fiftieth (450th) calendar day after the Closing Date and "Sixth Quarterly Period" means the period commencing on the four hundred and fifty first (451st) calendar day after the Closing Date and ending on the five hundred and fortieth (540th) calendar day after the Closing Date.

         "Forster  Agreement"  means  the  employment  agreement,   made  as  of
September 18, 1998, between the Company and William P. Forster.

         "GAAP" means generally accepted accounting principles as in effect in the United States on November 8, 1998.

         "Governmental Authority" means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

         "Gray Goods" means materials which have been purchased by the Companies from a source other than the manufacturer or a distributor licensed to resell the materials of such manufacturer.

         "Limited Audit" means an audit performed in accordance with standard auditing procedures as recognized by the American Institute of Certified Public Accountants, subject to such modifications as shall have been agreed upon in writing by the Purchaser and the Canadian Corporation prior to the Closing.

         "Limited Size Acquisition" means an acquisition for cash of a substantial portion of the assets or the capital stock of a Person valued, giving effect to assumed indebtedness, at not more than $1,000,000 per transaction and not more than $3,000,000 in the aggregate.

         "Market Value" means the lesser of (a) $24.8125 and (b) the average of the last sale prices, quoted regular way, of the BBC Common Stock on the New York Stock Exchange on each of the last ten (10) consecutive trading days ending on the third trading day prior to the Closing Date (such average, the "Market Value Average").

         "Material Adverse Change" means, with respect to a Person, a material adverse change in the business, condition (financial or otherwise), properties, assets, liabilities or results of operations of such Person and its subsidiaries, taken as a whole. When evaluated in the context of any of the


                              Exhibit 2.1 - Page 5

Companies, the term "Material Adverse Change" shall take into account all of the Companies taken as a whole. When evaluated in the context of the Purchaser, the term "Material Adverse Change" shall take into account the Purchaser and all of its subsidiaries taken as a whole.

         "Merging Entities" means Distribution, Stadtco, Opco, Licensco and Stadtlander U.S.A.

         "Net Worth" means the consolidated net worth of the Company and its Subsidiaries, as determined as of a particular date in accordance with GAAP, consistently applied, subject to Section 2.5.4.

         "Net Debt" means, as of a particular date, (x) the aggregate amount of indebtedness (principal, interest and premium, if any), including amounts payable on capital leases, owed by the Company and its Subsidiaries (other than indebtedness of Stadt Solutions LLC as to which none of the Companies, other than Stadt Solutions LLC, is liable) to banks, other secured lenders, the Canadian Corporation or any Affiliate of the Canadian Corporation (other than the Company and its Subsidiaries) minus (y) the sum of (i) the aggregate amount of cash held by the Company and its Subsidiaries (other than Stadt Solutions
LLC) in bank and other similar accounts on such date plus (ii) three hundred and eighty thousand seven hundred dollars ($380,700), plus (z) $7,943,697, representing the amount owed to Purchaser by the Companies as of January 15, 1999 which was not paid and which was reflected as an addition to the Net Debt as of January 20, 1999 as shown on the Net Debt Certificate.

         "Ordinary Course of Business" means actions which are (a) consistent with the past practices of the designated entity, (b) similar in nature and style to actions customarily taken by the designated entity and (c) do not require, and in the past have not received, specific authorization by the board of directors of the designated entity.

         "Outside  Date"  means  March 31,  1999,  subject to the  operation  of
Section 6.22.4; provided, however, if the Canadian Corporation's Shareholders' Meeting shall not have been held by March 31, 1999, "Outside Date" means May 31, 1999, subject to the operation of Section 6.22.4.

         "PharMerica" means PharMerica, Inc., a Delaware corporation having its principal place of business at 175 Kelsey Lane, Tampa, Florida 33619.

         "PharMerica Business Combination" means (a) any merger, consolidation, share exchange, business combination or similar transaction involving PharMerica (other than a transaction in which the shareholders of PharMerica will, after such transaction, continue to own at least 50.1% of the shares of the successor corporation and the members of the Board of Directors immediately preceding the transaction will continue to represent at least a majority of the members of the Board of Directors of the successor corporation), (b) any sale, lease or transfer of substantially all of the assets of PharMerica, (c) any tender or exchange offer made generally to the shareholders of PharMerica and (d) any


                              Exhibit 2.1 - Page 6
other transaction which, if consummated, would be required by the SEC to be reported in response to Item 1 of the Current Report on Form 8-K.

         "PharMerica Shares" has the meaning set forth in the Recitals.

         "Person" means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof.

         "Proprietary Rights" means all of the (i) patents, inventions, trademarks, service marks, industrial designs, trade names, trade styles, trade dress, service names, logos, slogans, brand names, brand marks, computer software, copyrights and the like (whether registered with federal, state or other governments of any country or unregistered) and applications, registrations, permits and licenses relating thereto and any reissues, continuations, continuations-in-part and extensions thereof, (ii) computer software and licenses related thereto and (iii) processes, methods, information, data, plans, art works, blueprints, specifications, designs, drawings, engineering reports, test reports, material standards, processing standards, performance standards, know-how, formulas, trade secrets, concepts, applications, procedures, marketing and technical data, customer and vendor lists and other confidential information used in or otherwise necessary for the conduct of the Businesses of the Companies.

         "Proxy" means a letter agreement and a related irrevocable proxy relating to PharMerica, to be given by the Canadian Corporation and any subsidiary of the Canadian Corporation that owns PharMerica Shares as of the Closing Date, to the Purchaser, dated the Closing Date, in the form and substance of the letter agreement and proxy annexed hereto as Appendix 1.3.

         "Qualified Investor" means an investor that is not reasonably regarded by the Purchaser as a competitor with respect to one or more of the Company's products or services.

         "Regulated Substances" means pollutants, contaminants, hazardous or toxic substances, compounds or related materials or chemicals, hazardous materials, hazardous waste, flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including, but not limited to, waste petroleum and petroleum products) as regulated under any applicable Environmental Law.

         "Stadtco" means Stadtco Holdings, Inc., a Delaware corporation.

         "Stadtlander Common Stock" means the Common Stock, no par value, of the Stadtlander Company.



                              Exhibit 2.1 - Page 7

         "Stadtlander  Mergers" means,  collectively,  the  Distribution/Stadtco
Merger,   the   Stadtco/Company   Merger,   the  Company/Opco   Merger  and  the
U.S.A./Licensco Merger.

         "Stadtlander   U.S.A."  means  Stadtlander  U.S.A.,  Inc.,  a  Delaware
corporation.

         "Subsidiaries" means, at any date, any Person (i) the accounts of which would be consolidated with those of the Company in the Company's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, or (ii) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses of which are, as of such date, owned, controlled or held by the Company or one or more subsidiaries of the Company. The term "Subsidiaries" shall include, with respect to the Stadtlander Company, without limitation, the following entities: Stadtco, Distribution, Stadtlander U.S.A. and Stadt Solutions LLC.

         "Tax" means any of the following, and "Taxes" means all of the following, imposed by or payable to any Governmental Authority: any income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental (including taxes under section 59A of the Code), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, or value added tax, any alternative or add-on minimum tax, any estimated tax, and any levy, impost, duty, assessment, withholding or any other governmental charge of any kind whatsoever, in each case including any interest, penalty, or addition thereto, whether disputed or not.

         "Total Option Appreciation" means the total Aggregate Appreciation on all Stock Options held by all Optionees immediately prior to the consummation of the Closing.

         "Transaction Agreements" means this Agreement and, in the case of the Canadian Corporation, the term "Transaction Agreements" also means the Voting Trust Agreement, the Proxy, the Assignment and the Back-Up Option Agreement, in the case of the US Seller the term "Transaction Agreements" also means the Assignment and in the case of the Purchaser, the term "Transaction Agreements" also means the Voting Trust Agreement.

         "Voting Trust Agreement" means a voting trust agreement among the Purchaser, the Canadian Corporation and those subsidiaries of the Canadian Corporation that own PharMerica Shares, dated the Closing Date, in the form and substance of the voting trust agreement annexed hereto as Appendix 1.4.

         Section 1.2 Terms Defined in Other Sections. The following terms are defined elsewhere in this Agreement in the following Sections:



                              Exhibit 2.1 - Page 8

Acceleration Indebtedness                                        6.18
Acquisition Agreement                                            6.8.2
Act                                                              2.3.1
Aggregate Appreciation                                           6.13.1.6
Allocation Schedule                                              6.9.1
Antitrust Division                                               6.10
Assignment                                                       6.21
Audit Firm                                                       6.22.4
Bank Debt                                                        6.18
BBC Delivered Shares                                             2.4.2
BBC SEC Documents                                                5.6.1
BBC Shares                                                       2.3.1
Bona Fide Offer                                                  6.15.2
Businesses                                                       3.1
Business Combination                                             8.8.2
Canadian Corporation Debt                                        6.18
Canadian Corporation's Board Recommendation                      4.9
Canadian Corporation's SEC Documents                             4.8
Cash Election Notice                                             2.2.4.1
Closing                                                          2.7
Closing Date                                                     2.7
Companies' Disclosure Schedule                                   3.1
Company/Opco Merger                                              1A.4
Company Permits                                                  3.21.1
Company's Bylaws                                                 3.1
Company's Articles                                               3.1
Competing Transaction                                            6.8.1
Confidential Information                                         6.6
Contract .........                                               3.17
Controlled Group Liability                                       3.16.1
Counselcare                                                      4.1B
Counsel Healthcare                                               4.1B
Damages                                                          9.2
DCAmerica                                                        4.1B
Decreased Consideration                                          2.2.3.2
Designated Optionee                                              6.13.1.5
Designated Optionee Option Cancellation Agreements               7.2.9
Disposition Notice                                               6.15.2
Distribution/Stadtco Merger                                      1A.2
Employee Agreements                                              3.28
Environmental Laws                                               3.22
Environmental Permit                                             3.22
ERISA Affiliate                                                  3.16.1


                              Exhibit 2.1 - Page 9

Estimated Net Purchase Price                                     2.2.1.1
Fee-Related Bank Debt                                            6.18
Final Accounting Report                                          2.5.1.2
Financial Statements                                             3.15.1
Firm                                                             2.5.1.3
FDA                                                              3.21.2.2
FTC                                                              6.10
Fully Diluted Number                                             6.13.1.2
Hazardous Materials                                              3.22
HSR Act                                                          3.5.4
Increased Consideration                                          2.2.3.1
Indemnified Party                                                9.2.3
Indemnifying Party                                               9.2.3
Information Circular                                             6.17.2
Initial Accounting Report                                        2.5.1.1
Interests                                                        4.5.1
Interim Audited Balance Sheet                                    6.22.1
Interim Balance Sheet                                            3.15.1
Interim Income and Stockholders' Equity Statements               3.15.1
Interim Audited Financial Statements                             6.22.1
Last Price                                                       2.2.2.1
Licensco                                                         4.1A
LLC Assignments                                                  2.1
Material Contract                                                3.17
Merger Agreements                                                4.2
Multiemployer Plan                                               3.16.6
Multiple Employer Plan                                           3.16.6
Net Purchase Price                                               2.2.1.2
Non-Designated Optionee                                          6.13.1.5
Non-Designated Optionee Option Cancellation Agreements           7.2.9
Offeror                                                          6.15.2
Opco                                                             4.1A
Option Cancellation Agreements                                   7.2.9
Optionee                                                         6.13.1.5
Outside Date                                                     8.1.3
Plans                                                            3.16.1
Premises                                                         6.16
Programs                                                         3.12.2
Proposed Statement                                               2.5.1.1
Purchaser's Disclosure Schedule                                  5.4
Purchaser Operating Subsidiary                                   1A.8
Purchaser Licensing Subsidiary                                   1A.8
Qualified Plan                                                   3.16.3


                              Exhibit 2.1 - Page 10

Quarterly Period                                                 2.4.2
Registration Statement                                           2.3.3
Reimbursable Fees                                                6.18
Report                                                           6.10
Retained Employees                                               6.14
Royalty Agreements                                               1A.5
SEC                                                              2.3.3
September 30 Net Worth                                           6.22.5
Share Price                                                      6.13.1.3
Stadtco/Company Merger                                           1A.3
Stock Appreciation Figure                                        6.13.1.1
Stock Dividend                                                   1A.6
Stock Secured Debt                                               6.18
Stock Option                                                     6.13.1.4
Subject PharMerica Shares                                        6.15
Support Agreements                                               3.25
Survival Period                                                  9.1
Tax returns                                                      3.8.4
Third Party Claim                                                9.3
Total Price                                                      6.13.1.1
Transferring Entities                                            4.1B
Transitional Consulting Agreements                               6.14
U.S.A./Licensco Merger                                           1A.7
U.S.A. Stock                                                     1A.3
Withdrawal Liability                                             3.16.1
Year 2000 Compliant                                              3.24
338(h)(10) Election                                              6.9

         Section 1.3 Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) all references to "$" or "dollars" shall be references to U.S. dollars; and (v) the word "including" means "including without limitation".






                              Exhibit 2.1 - Page 11

                                   ARTICLE IA

                              Changes in Structure

         The Canadian Corporation, the US Seller and the Stadtlander Company jointly and severally warrant and represent to the Purchaser that the following changes in structure have been effected:

         Section 1A.1 Transfer of Shares. Prior to the Closing and prior to the steps described in Section 1A.4, the US Seller has transferred beneficial ownership of all of the outstanding capital stock of the Stadtlander Company, consisting of 2,004,008 shares of Stadtlander Common Stock, to Opco in exchange for ownership of 100% of the membership interests in Opco.

         Section 1A.2 Merger of Distribution. Prior to the Closing, Distribution has been merged with and into Stadtco pursuant to a certificate of ownership and merger in the form and substance of the certificate annexed hereto as Appendix 1A.2A. The US Seller caused Stadtco to execute such certificate and file it with the Secretary of State of the State of Delaware, prior to the Closing. The merger referred to in such certificate is referred to herein as the "Distribution/Stadtco Merger." Prior to filing the aforesaid certificate, Stadtco was qualified to transact business in Pennsylvania as a foreign corporation under Section 4121 of the Pennsylvania Corporations Law. Immediately after consummation of the Distribution/Stadtco Merger, the US Seller caused Stadtco to execute and file with the Secretary of State of the Commonwealth of Pennsylvania, a statement of merger (in form and substance satisfactory to the Purchaser and the US Seller) with respect to the Distribution/Stadtco Merger.

         Section 1A.3 Merger of Stadtco. Prior to the Closing and after the Distribution/Stadtco Merger has been consummated, Stadtco, as the surviving corporation in the Distribution/Stadtco Merger, merged with and into the Stadtlander Company pursuant to a certificate of ownership and merger in the form and substance of the certificate annexed hereto as Appendix 1A.3A and a plan of merger and articles of merger in the form and substance of the plan and articles annexed hereto as Appendix 1A.3B. The Stadtlander Company executed such certificate and filed such certificate with the Secretary of State of the State of Delaware prior to the Closing and after the Distribution/Stadtco Merger was consummated. The Stadtlander Company and Stadtco have executed such articles (with such plan attached) and filed such articles (with such plan attached) with the Secretary of State of the Commonwealth of Pennsylvania. The merger referred to in such certificate, plan and articles is referred to herein as the "Stadtco/Company Merger". Immediately after consummation of the Stadtco/Company Merger, the certificates evidencing the shares of Stadtlander U.S.A. (the
"U.S.A. Stock") stock held by Stadtco immediately prior to consummation of the Stadtco/Company Merger, have been canceled, and, without further consideration, re-issued in the name of the Stadtlander Company as the survivor of the Stadtco/Company Merger.




                              Exhibit 2.1 - Page 12

         Section 1A.4 Merger of the Stadtlander Company. Prior to the Closing and after the Stadtco/Company Merger has been consummated, the Stadtlander Company, as the survivor of the Stadtco/Company Merger, merged with and into Opco pursuant to an agreement of merger in the form and substance of the agreement annexed hereto as Appendix 1A.4A and a plan of merger and articles of merger in the form and substance of the plan and articles annexed hereto as Appendix 1A.4B. Opco and the Stadtlander Company executed such agreement of merger and filed with the Secretary of State of the State of Delaware, prior to the Closing and after the Stadtco/Company Merger was consummated, a certificate of merger (executed by Opco and the Stadtlander Company) in the form and substance of the certificate of merger annexed hereto as Appendix 1A.4C. The Stadtlander Company and Stadtco executed such articles (with such plan attached) and filed such articles (with such plan attached) with the Secretary of State of the Commonwealth of Pennsylvania. The merger referred to in such agreement of merger, certificate, articles and plan is referred to herein as the "Company/Opco Merger." Immediately after consummation of the Company/Opco Merger, the certificates evidencing the U.S.A. Stock held by the Company immediately prior to consummation of the Company/Opco Merger, were canceled, and, without further consideration, re-issued in the name of Opco as the survivor of the Company/Opco Merger. Prior to filing such certificate of merger and articles, Opco was qualified to transact business in Pennsylvania as a foreign limited liability company under Section 8981 of the Pennsylvania Limited Liability Company Act.

         Section 1A.5 Acknowledgment and Consent. Prior to the Closing and after the Company/Opco Merger was consummated and the certificates representing U.S.A. Stock were re-issued in the name of Opco, Stadtlander U.S.A. delivered to Opco an acknowledgment and consent, in the form and substance of the acknowledgment and consent annexed hereto as Appendix 1A.5, pursuant to which Stadtlander U.S.A. (a) consented to the assumption, first by Stadtco, second by the Stadtlander Company and ultimately by Opco, of all of the obligations of Distribution under each of the royalty agreements heretofore executed and delivered by Distribution and Stadtlander U.S.A. (the "Royalty Agreements"), copies of which have been delivered to the Purchaser prior to the execution of this Agreement, and (b) acknowledged that Opco, as the successor of Distribution, Stadtco and the Stadtlander Company, has succeeded to all of the rights of Distribution under the Royalty Agreements.

         Section 1A.6 Dividend of Stadtlander U.S.A. Stock. Prior to the Closing and after Stadtlander U.S.A. delivered the acknowledgment and consent described in Section 1A.5, the US Seller caused Opco, as the survivor of the Company/Opco Merger, to authorize and pay a dividend to US Seller consisting of all of the U.S.A Stock (the "Stock Dividend"). Immediately after completion of the Stock Dividend, the certificates evidencing the the U.S.A. Stock held by Opco immediately prior to the completion of the Stock Distribution were canceled, and, without further consideration, re-issued in the name of the US Seller.



                              Exhibit 2.1 - Page 13

         Section 1A.7 Merger of Stadtlander U.S.A. Prior to the Closing and after the transfer of the stock of Stadtlander U.S.A. to the US Seller pursuant to Section 1A.6, the US Seller shall cause Stadtlander U.S.A. to be merged with and into Licensco pursuant to an agreement of merger in the form and substance of the agreement annexed hereto as Appendix 1A.7A. The US Seller shall cause Stadtlander U.S.A. and Licensco to execute such agreement of merger and file with the Secretary of State of the State of Delaware, prior to the Closing and after the dividend of the stock of Stadtlander U.S.A. to the US Seller pursuant to Section 1A.6, a certificate of merger (executed by Licensco) in the form and substance of the certificate of merger annexed hereto as Appendix 1A.7B. The merger referred to in such merger agreement and certificate of merger is referred to herein as the "U.S.A./Licensco Merger."

         Section 1A.8 Formation of Acquisition Subsidiaries. Prior to the Closing, the Purchaser shall form two subsidiaries which, at the time of the Closing, shall be wholly-owned subsidiaries of the Purchaser. For purposes of this Agreement, (a) such subsidiaries shall be designated by the Purchaser as the "Purchaser Licensing Subsidiary" and the "Purchaser Operating Subsidiary",
(b) the subsidiary to be designated by the Purchaser as the "Purchaser Licensing Subsidiary" shall be referred to herein as the "Purchaser Licensing Subsidiary" and (c) the subsidiary to be designated by the Purchaser as the "Purchaser Operating Subsidiary" shall be referred to herein as the "Purchaser Operating Subsidiary."

         Section 1A.9 Further Assurances. Prior to and following the consummation of each of the Stadtlander Mergers, the Counsel Entities shall cause each of their subsidiaries, as applicable, to take all steps, actions and deeds, execute any and all documents, instruments and certificates, make all filings, and obtain all consents and clearances, as are reasonably deemed necessary to complete such Stadtlander Mergers as of the effective times and date of such Stadtlander Mergers in accordance with the laws of each of the states applicable to such Stadtlander Mergers.

                                   ARTICLE II

   Purchase and Sale; Grant of the Back-up Option Agreement and Other Rights;
                              Additional Covenants

         Section 2.1 Purchase and Sale of the Interests; Grant of the Back-up Option Agreement and Other Rights. Upon the terms and consideration contained herein, subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, at the Closing , simultaneously, (i) the US Seller shall (A) assign its membership interest in Licensco to the Purchaser Licensing Subsidiary, (B) withdraw as a member of Licensco, (C) cause the Purchaser Licensing Subsidiary to be added as the sole member of Licensco and (D) cause Licensco's limited liability company agreement to be amended to reflect the Purchaser Licensing Subsidiary as the sole member of Licensco, all such steps to be in accordance with documentation (including, without limitation, an assignment and such amendment of such limited liability agreement) in form and substance satisfactory to the Purchaser and the Canadian


                              Exhibit 2.1 - Page 14

Corporation, (ii) the US Seller shall (A) assign ninety-nine percent (99%) of its membership interest in Opco to the Purchaser Operating Subsidiary and one percent (1%) of its membership interest in Opco to Bergen Brunswig Drug Co., Inc., a wholly-owned subsidiary of the Purchaser, (B) withdraw as a member of Opco, (C) cause the Purchaser Operating Subsidiary and Bergen Brunswig Drug Co., Inc. to be added as the sole members of Opco and (D) cause Opco's limited liability company agreement to be amended and restated to contain the terms and conditions set forth in Appendix 2.1 annexed hereto, such amendment and restatement to reflect the Purchaser Operating Subsidiary and Bergen Brunswig Drug Co., Inc., as the sole members of Opco, all such steps to be in accordance with documentation (including, without limitation, an assignment and such amendment and restatement of such limited liability agreement) in form and substance satisfactory to the Purchaser and the Canadian Corporation, (iii) the Canadian Corporation shall (and shall cause its subsidiaries to) grant to the Purchaser the Proxy and the Back-up Option Agreement and the rights conferred upon the Purchaser pursuant to the Voting Trust Agreement and (iv) the Purchaser shall pay the Estimated Net Purchase Price to the US Seller in the manner provided for herein, and thereby (a) the Purchaser Licensing Subsidiary shall become the sole member of Licensco, (b) the Purchaser Operating Subsidiary and Bergen Brunswig Drug Co., Inc. shall become the sole members of Opco and (c) the Purchaser shall receive from the Canadian Corporation and its subsidiaries the Back-up Option Agreement and the Proxy and the rights conferred upon the Purchaser pursuant to the Voting Trust Agreement. The assignments referred to in this Section 2.1 (the "LLC Assignments") shall be in the form and substance of the assignments annexed hereto as Appendix 2.1A.

         Section 2.2 Estimated Net Purchase Price; Adjustments to the Estimated Purchase Price; Payment of Consideration.

              2.2.1 Certain Definitions.

                    2.2.1.1 The term  "Estimated Net Purchase  Price" shall mean
(i) Three Hundred Million Dollars ($300,000,000) plus (ii) the amount, if any, by which the Certified Net Debt is less than One Hundred Million Dollars ($100,000,000) minus (iii) the amount, if any, by which the Certified Net Debt is greater than One Hundred Million Dollars ($100,000,000) and minus (iv) the Total Option Appreciation.

                    2.2.1.2 The term "Net Purchase Price" shall mean (i) Three Hundred Million Dollars ($300,000,000) plus (ii) the amount, if any, by which the Net Worth as of the Closing Date (as reflected in the Final Accounting Report prepared pursuant to Section 2.5) exceeds the September 30 Net Worth plus
(iii) the amount, if any, by which the Final Net Debt is less than One Hundred Million Dollars ($100,000,000) minus (iv) the amount, if any, by which the September 30 Net Worth exceeds the Net Worth as of the Closing Date (as reflected in the Final Accounting Report prepared pursuant to Section 2.5) minus
(v) the amount,  if any, by which the Final Net Debt is greater than One Hundred


                              Exhibit 2.1 - Page 15

Million Dollars ($100,000,000) and minus (vi) the Total Option Appreciation.

                    2.2.2 Payment of the Estimated Net Purchase Price. Subject to Section 2.2.4, upon the terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, at the Closing, the Purchaser shall pay the Estimated Net Purchase Price to the US Seller by (i) paying to the US Seller in cash a sum equal to fifty percent (50%) of the Estimated Net Purchase Price by wire transfer to an account or accounts specified in writing by the US Seller and (ii) issuing and delivering to the US Seller a stock certificate or certificates (as reasonably requested by the US Seller), registered in the US Seller's name, representing a number of shares of BBC Common Stock equal to (A) fifty percent (50%) of the Estimated Net Purchase Price divided by (B) the Market Value.

                    2.2.3 Adjustments to the Estimated Net Purchase Price.

                    2.2.3.1 Increased Consideration. Subject to Section 2.2.4, if the Net Purchase Price is greater than the Estimated Net Purchase Price, then, upon final determination of the Net Worth as of the Closing Date and the Net Debt as of the Closing Date pursuant to Section 2.5 and calculation of the amount by which the Net Purchase Price exceeds the Estimated Net Purchase Price (such excess amount plus Interest (as defined below), the "Increased Consideration"), the Purchaser shall pay the Increased Consideration to the US Seller by (i) paying to the US Seller in cash a sum equal to fifty percent (50%) of the Increased Consideration by wire transfer to an account or accounts specified in writing by the Canadian Corporation and (ii) issuing and delivering to the US Seller a stock certificate or certificates (as reasonably requested by the US Seller), registered in the US Seller's name, representing a number of shares of BBC Common Stock equal to (x) fifty percent (50%) of the Increased Consideration divided by (y) the Market Value.

                    2.2.3.2 Decreased Consideration. Subject to Section 2.2.4, if the Net Purchase Price is less than the Estimated Net Purchase Price, then, upon final determination of the Net Worth as of the Closing Date and the Net Debt as of the Closing Date pursuant to Section 2.5 and calculation of the amount by which the Estimated Net Purchase Price exceeds the Net Purchase Price (such excess amount plus Interest, the "Decreased Consideration"), the Counsel Entities jointly and severally agree that they shall refund the Decreased Consideration to the Purchaser as follows: (i) the Counsel Entities shall pay to the Purchaser in cash a sum equal to fifty (50%) of the Decreased Consideration by wire transfer to an account or accounts specified in writing by the Purchaser and (ii) the Counsel Entities shall transfer to the Purchaser a stock certificate, registered in the US Seller's name or the Canadian Corporation's name and duly endorsed for transfer, representing a number of shares of BBC Common Stock equal to (x) fifty percent (50%) of the Decreased Consideration divided by (y) the Market Value.




                              Exhibit 2.1 - Page 16

                    2.2.3.3 Interest. For purposes of this Section 2.2.3 "Interest" shall be the interest calculated on the Increased Consideration or Decreased Consideration (prior to any Interest), as the case may be, at the prime rate as published in the Wall Street Journal from time to time during the period from the date of Closing through the date of payment.

                    2.2.4 Notwithstanding any provision herein to the contrary, if the Market Value is less than $24.8125, the Purchaser shall have the right to change the nature of the consideration to be paid to the US Seller in accordance with the following provisions:

                    2.2.4.1 At any time prior to the consummation of the Closing, the Purchaser shall have the right to deliver to the US Seller a notice (the "Cash Election Notice") advising the US Seller that the Purchaser desires to pay the entire Net Purchase Price in cash rather than pay the Net Purchase Price partly in cash and partly in shares of BBC Common Stock. In the event that the Purchaser delivers a Cash Election Notice to the US Seller prior to the consummation of the Closing, then, notwithstanding any provision herein to the contrary, the following provisions shall apply:

                    2.2.4.1.1 The Purchaser shall not have any obligation to issue or deliver any shares of BBC Common Stock pursuant to Section 2.2.2.

                    2.2.4.1.2 In addition to the cash payment contemplated by clause (i) of Section 2.2.2 and in lieu of the issuance of shares of BBC Common Stock pursuant to clause (ii) of Section 2.2.2, the Purchaser shall pay to the US Seller in cash a sum equal to fifty percent (50%) of the Estimated Net Purchase Price by wire transfer to an account or accounts specified in writing by the US Seller.

                    2.2.4.1.3 If the Net Purchase Price is greater than the Estimated Net Purchase Price, the Purchaser shall not have any obligation to issue or deliver any shares of BBC Common Stock pursuant to Section 2.2.3.1.

                    2.2.4.1.4 If the Net Purchase Price is greater than the Estimated Net Purchase Price, then, in addition to the cash payment contemplated by clause (i) of Section 2.2.3.1 and in lieu of the issuance of shares of BBC Common Stock pursuant to clause (ii) of Section 2.2.3.1, the Purchaser shall pay to the US Seller in cash a sum equal to fifty percent (50%) of the Increased Consideration by wire transfer to an account or accounts specified in writing by the US Seller.

                    2.2.4.1.5 If the Net Purchase Price is less than the Estimated Net Purchase Price, the Counsel Entities shall not have any obligation to refund any shares of BBC Common Stock pursuant to Section 2.2.3.2.


                              Exhibit 2.1 - Page 17

                    2.2.4.1.6 If the Net Purchase Price is less than the Estimated Net Purchase Price, then, in addition to the cash refund contemplated by clause (i) of Section 2.2.3.2 and in lieu of the refund of shares of BBC Common Stock pursuant to clause (ii) of Section 2.2.3.2, the Counsel Entities jointly and severally agree that they shall refund to the Purchaser in cash a sum equal to fifty percent (50%) of the Decreased Consideration by wire transfer to an account or accounts specified in writing by the Purchaser.

                    2.2.4.2 In the event that the Purchaser delivers a Cash Election Notice to the Counsel Entities prior to the consummation of the Closing, Sections 2.3 and 2.4 of this Agreement shall cease to apply.

                    2.2.4.3 In the event that (i) the Purchaser delivers a Cash Election Notice to the Counsel Entities prior to the consummation of the Closing and (ii) there is an inconsistency between this Section 2.2.4 and any other provision of this Agreement, the provisions of this Section 2.2.4 shall govern.

                    2.2.5 Notwithstanding any provision herein to the contrary, the Purchaser shall not issue fractional shares of BBC Common Stock hereunder. In lieu of issuing a fractional share, the Purchaser shall pay a cash amount equal to the applicable fraction multiplied by the Market Value.

         Section 2.3  Securities Law Matters.

                    2.3.1 Private Offering. The US Seller acknowledges that the shares of BBC Common Stock to be issued and delivered to the US Seller hereunder (the "BBC Shares") will not be registered under the Securities Act of 1933, as amended (the "Act"), but will be issued in reliance upon the exemption afforded by Section 4(2) of the Act, and that the Purchaser is relying upon the truth and accuracy of the representations set forth in Section 4.7. Each certificate representing BBC Shares issued pursuant to this Agreement shall bear the following legends:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THIS CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION."

                  "IN THE EVENT THAT THE SHARES REPRESENTED BY THIS CERTIFICATE ARE REGISTERED FOR RESALE PURSUANT TO THE ABOVE-MENTIONED LAWS, SUCH SHARES MAY ONLY BE TRANSFERRED BY SALE ON THE NEW YORK STOCK EXCHANGE PURSUANT TO SEC RULE 153 WHILE SUCH REGISTRATION IS EFFECTIVE, UNLESS,


                              Exhibit 2.1 - Page 18

         IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THIS CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION."

The Purchaser shall give instructions to its transfer agent consistent with the foregoing legends.

                    2.3.2 No Transfer. The US Seller will not sell, pledge or otherwise transfer the BBC Shares unless the BBC Shares are registered under the Act and under all applicable securities laws of other jurisdictions or are exempt therefrom in the opinion of counsel reasonably satisfactory to the Purchaser, it being agreed that Harwell Howard Hyne Gabbert & Manner, P.C. is acceptable to the Purchaser.

                    2.3.3 Agreement to Register. Prior to the Closing, the Purchaser shall prepare a registration statement on Form S-3 (the "Registration Statement") pursuant to the Act covering the resale of BBC Shares to be issued pursuant to this Agreement and shall file such Registration Statement with the SEC on or before the first Business Day following the Closing, provided that the Purchaser has available to it, in form satisfactory for filing, any consolidated financial information and pro forma financial information regarding the Company necessary or appropriate for filing with the SEC. The Purchaser and the Counsel Entities shall both use their best efforts to expedite the preparation of such information to the maximum extent practicable. Subsequent to the initial filing of the Registration Statement, the Purchaser shall thereafter use its best efforts to have such Registration Statement (covering the resale of all of the BBC Shares to be issued pursuant to this Agreement) declared effective by the Securities and Exchange Commission ("SEC") promptly after the Closing Date, and to keep that Registration Statement current, subject to the provisions set forth in Appendix 2.3.7 annexed hereto regarding the temporary suspension of use of the Registration Statement, until the two year anniversary of the Closing Date. The Purchaser reserves the right to include other shares of BBC Common Stock in the Registration Statement, provided that such inclusion does not adversely affect the US Seller in any substantive respect. The Purchaser agrees to use its best efforts to cover in the Registration Statement, either initially or by amendment when applicable, any of the BBC Shares which are pledged by one or more of the Counsel Entities to a lender and subsequently resold by such lender upon a default by the applicable borrower and any other BBC Shares which are held by a Person to whom registration rights are transferred in accordance with
Section 2.3.6.

                    2.3.4 Costs. The Purchaser shall bear all costs incurred in preparing and filing the Registration Statement, including, without limitation, all applicable legal fees (excluding the fees of counsel to the Counsel Entities), accounting fees, printing fees, and SEC filing fees; provided, however, that the Purchaser shall not be responsible for any underwriting commissions or discounts, brokerage fees or legal fees or disbursements incurred by any person or entity (other than the Purchaser) that sells any shares of BBC Common Stock pursuant to the Registration Statement. Subject to the


                              Exhibit 2.1 - Page 19
qualifications in the immediately preceding sentence, the Purchaser shall also bear all costs of keeping the Registration Statement current during the applicable period described in Section 2.3.3.

                    2.3.5 Information. The Counsel Entities will furnish the Purchaser with all information concerning the Counsel Entities reasonably required for inclusion in the Registration Statement. The Counsel Entities and the Purchaser represent and warrant that no information to be furnished for the Registration Statement will contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier information furnished hereunder which has become false or misleading.

                    2.3.6 Personal Rights. The registration rights set forth in this Section 2.3 are personal to the Counsel Entities and may not be transferred or assigned by the Counsel Entities to any other person or entity other than (a) an Affiliate of the Canadian Corporation or the US Seller, (b) a lender who receives such shares in accordance with Section 2.4 and pursuant to a bona pledge by the Canadian Corporation or the US Seller or (c) a Qualified Investor, provided, however, that such rights shall not be assigned to a Qualified Investor unless the Purchaser was offered the opportunity, in writing , to purchase the BBC Shares offered to the Qualified Investor on terms no less favorable to the Purchaser than the terms offered to the Qualified Investor, the Purchaser did not accept such offer within ten Business Days of the date that the offer is delivered to the Purchaser and the Qualified Investor completes such purchase within 120 days of the date that such offer was made to the Purchaser.

                    2.3.7 Registration Rights. The Purchaser and the Counsel Entities shall abide by the registration rights provisions set forth in Appendix
2.3.7 annexed hereto.

         Section 2.4  Restrictions on Sales and Other Transfers.

                    2.4.1 General Restrictions.  Except as otherwise provided in
Section 2.4.2, during the first 540 calendar days after the Closing Date, the Counsel Entities shall not (x) effect an offer, pledge (other than a pledge which, by its terms, subjects the pledgee to the same restrictions to which the Counsel Entities are subject under this Section 2.4 pursuant to an agreement acceptable to the Purchaser, such acceptance not to be unreasonably withheld), sale, contract of sale, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase, or other transfer or disposition of, directly or indirectly, any of the BBC Shares or any securities convertible into or exercisable or exchangeable for the BBC Shares (including, without limitation, BBC Shares or securities convertible into or exercisable or exchangeable for BBC Shares which may be deemed to be beneficially owned by the Counsel Entities in accordance with the rules and regulations of the SEC) or (y) enter into any swap or other


                              Exhibit 2.1 - Page 20
arrangement that transfers all or a portion of the economic consequences associated with the ownership of any BBC Shares (regardless of whether any of the transactions described in clause (x) or (y) (each, a "Disposition") are to be settled by the delivery of BBC Shares, or such other securities, in cash or otherwise). The Counsel Entities authorize the Purchaser to cause the Purchaser's transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Purchaser with respect to any of the BBC Shares and any securities convertible into or exercisable or exchangeable for the BBC Shares for which the Counsel Entities are the beneficial or record holder and agree to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities except to the extent that such transfers are permitted pursuant to this Agreement.

                    2.4.2 Sequential Lapse of Restrictions. During the First Quarterly Period, the Counsel Entities have the right to make a Disposition of up to thirty percent (30%) of the BBC Shares issued to the US Seller at the Closing or subsequent to the Closing pursuant to the terms hereof (the "BBC Delivered Shares"), less any such BBC Delivered Shares which are subject to a Disposition by or on behalf of any lender during the First Quarterly Period upon default of any loan made to either of the Counsel Entities. During each of the Second Quarterly Period, Third Quarterly Period, Fourth Quarterly Period and Fifth Quarterly Period (each, a "Quarterly Period"), the Counsel Entities shall have the right to effect a Disposition of up to (x) ten percent (10%) of the BBC Delivered Shares, less any BBC Delivered Shares which are subject to a Disposition by or on behalf of any lender during such current Quarterly Period upon default of any loan made to either of the Counsel Entities, plus any BBC Delivered Shares which the Counsel Entities had the right to subject to a Disposition, but did not subject to a Disposition, during any prior Quarterly Period; provided, however, that the Counsel Entities shall not subject to a Disposition more than thirty percent (30%) of the BBC Delivered Shares in any one Quarterly Period, less any BBC Delivered Shares which are subject to a Disposition by or on behalf of any lender during such Quarterly Period upon default of any loan made to either of the Counsel Entities. During the Sixth Quarterly Period, the Counsel Entities shall have the right to subject to a Disposition up to thirty percent (30%) of the BBC Delivered Shares, less any BBC Delivered Shares which are subject to a Disposition by or on behalf of any lender during the Sixth Quarterly Period upon default of any loan made to either of the Counsel Entities. The restrictions set forth in Section 2.4.1 shall cease to apply after the last day of the Sixth Quarterly Period. In the event that either of the Counsel Entities utilize any of the BBC Delivered Shares as collateral on a loan on or before the last day of the Sixth Quarterly Period, the Counsel Entities shall require that the lender execute an agreement, a copy of which shall be delivered to the Purchaser and shall be acceptable to the Purchaser, such acceptance not to be unreasonably withheld, that (a) expressly states that the lender will not effect a Disposition of a greater number of BBC Delivered Shares in any of the above-mentioned periods than the Counsel Entities are entitled to subject to a Disposition in such periods and (b) acknowledges that the Purchaser is entitled to rely upon such agreement.


                              Exhibit 2.1 - Page 21

                    2.4.3 The Counsel Entities agree that the certificates representing the BBC Shares shall also bear a legend referring to the restrictions set forth in this Section 2.4.

         Section 2.5 Determination of the Net Worth as of the Closing Date.

                    2.5.1 Accountants' Reports.

                    2.5.1.1 Proposed Statement and Initial Accounting Report. The Counsel Entities shall prepare at their expense, and furnish to the Purchaser and CPA, a proposed consolidated balance sheet of the Company as of the Closing Date prepared in accordance with GAAP, consistently applied (the "Proposed Statement"). Such Proposed Statement shall provide sufficient detail to establish, among other things, the Net Debt as of the Closing Date and the Net Worth as of the Closing Date. The CPA shall submit the Proposed Statement to a Limited Audit and, based upon the results of that Limited Audit, the Purchaser shall render a draft report (the "Initial Accounting Report") to the Counsel Entities and the Purchaser with respect to the Net Worth as of the Closing Date and the Net Debt as of the Closing Date. As soon as practicable, but, in any event, not more than ninety (90) calendar days after the Purchaser receives the Proposed Statement and any information that the Purchaser or the CPA reasonably and promptly requests from the Counsel Entities and/or the Accountants to complete the Initial Accounting Report, the Purchaser shall furnish the Initial Accounting Report to the Counsel Entities, along with a schedule of the adjustments made to the Proposed Statement.

                    2.5.1.2 Time for Objections. After the Purchaser shall have furnished the Initial Accounting Report to the Counsel Entities, if the Counsel Entities should object to that report on the grounds that it is not consistent with GAAP, consistently applied, the Counsel Entities may give written notice of their objection to the Purchaser within twenty (20) calendar days after the Counsel Entities' receipt of that report. If requested by the Counsel Entities at the time of delivery of such notice, the Purchaser shall cause the CPA promptly to make available to the Counsel Entities and the Accountants any report prepared by the CPA with respect to the matters in dispute in connection with the Initial Accounting Report. If no such objection is made within such twenty (20) day period, or if the Purchaser and the Counsel Entities agree upon all matters in dispute, that Initial Accounting Report, as adjusted to reflect any such agreements, shall be final and binding on all parties hereto for the purpose of determining the Net Worth as of the Closing Date and the Net Debt as of the Closing Date and shall be referred to as the "Final Accounting Report".

                    2.5.1.3 Dispute Resolution. If the Purchaser and the Counsel Entities are unable to resolve all items in dispute (with respect to the calculation of the Net Worth as of the Closing Date and the Net Debt as of the Closing Date) within fifteen (15) calendar days after the Purchaser's receipt of


                              Exhibit 2.1 - Page 22
the Counsel Entities' written objections to the Initial Accounting Report, then those items in dispute shall be submitted for resolution to a firm of independent certified public accountants acceptable to the Counsel Entities and the Purchaser (the "Firm"). The Firm shall resolve such disputes by application of GAAP, consistently applied, and such procedures as the Firm, in its discretion, determines to be appropriate. The determination of the Firm with respect to those items in dispute, together with the determinations of the Purchaser and the Counsel Entities with respect to those items not in dispute, shall become the "Final Accounting Report" and shall be final and binding upon all parties hereto for purposes of determining the Net Worth as of the Closing Date and the Net Debt as of the Closing Date. The Purchaser and the Counsel Entities will use reasonable efforts to resolve these matters as rapidly as possible.

                    2.5.1.4. Payment of Fees. The Counsel Entities shall pay the fees of its accountants, including without limitation the Accountants to the extent that the Accountants are involved, in connection with the preparation and/or review of the Proposed Statement, the Initial Accounting Report and/or the Final Accounting Report and the Purchaser shall pay the fees of the CPA, including fees in connection with the preparation and/or review of the Initial Accounting Report and the Final Accounting Report. The fees and disbursements of any Firm employed pursuant to the provisions of Section 2.5.1.3 shall be borne one-half by the Purchaser and one-half by the Counsel Entities.

                    2.5.2 Asset Value. In determining the Net Worth as of the Closing Date, the consolidated assets of the Company and its Subsidiaries shall be valued as of the Closing Date in accordance with GAAP, consistently applied.

                    2.5.3 Liability Value. In determining the Net Worth as of the Closing Date, the consolidated liabilities of the Company and its
Subsidiaries shall be valued as of the Closing Date in accordance with GAAP, consistently applied, provided that notwithstanding any provision herein to the contrary and regardless of the application of GAAP, any prepayment fees, breakage fees or similar fees paid by any of the Companies or the Purchaser at or after the Closing with respect to any indebtedness of any of the Companies as of the Closing Date shall be treated as a liability of the Companies as of the Closing Date for purposes of determining the Net Worth as of the Closing Date.

                    2.5.4 Option Cancellation Impact. Notwithstanding anything to the contrary contained herein or as may be required by GAAP, in calculating Net Worth as of the Closing Date, the parties agree that the impact of the Option Cancellation Agreements shall be excluded from such calculation (except that the calculation of the Companies' cumulative tax liability (if any) shall reflect the benefit of the tax deduction created by the Option Cancellation Agreements) and the impact of the cash payable by Purchaser to satisfy the Companies' obligations under the Option Cancellation Agreements shall be excluded from the calculation of Net Debt.


                              Exhibit 2.1 - Page 23

         Section 2.6 Determination of September 30 Net Worth. The September 30 Net Worth shall be determined in accordance with Section 6.22.

         Section 2.7 Closing. Subject to the rights of the parties to terminate this Agreement in accordance with Article VIII and subject to Section 6.22.4,
(i) the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey at 10:00 A.M. on the fifth Business Day after the satisfaction or waiver of the conditions set forth in Article VII (but in no event prior to the twenty-first calendar day after the Purchaser receives the Interim Audited Financial Statements pursuant to Section 6.22), or at such other time and place as is mutually agreed in writing by the Purchaser and the Canadian Corporation. The time and date of the Closing is herein called the "Closing Date".

                                   ARTICLE III

             Representations and Warranties Regarding the Companies

         The Stadtlander Company, the Canadian Corporation and the US Seller (i) jointly and severally represent and warrant to the Purchaser as follows as of November 8, 1998 and (ii) jointly and severally represent and warrant to the Purchaser that all of the following representations and warranties are true and correct in all material respects (other than representations and warranties which are qualified in any respect as to materiality, which representations and warranties are true and correct in all respects) on the date hereof (except for representations and warranties made as of November 8, 1998 or an earlier specified date, which shall be measured only as of November 8, 1998 or such other specified date):

         Section 3.1. Organization and Standing; Business. Each of the Companies is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of the Companies is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction would not reasonably be expected to result in a Material Adverse Change with respect to the Companies taken as a whole. None of the Companies is in default in the performance, observance or fulfillment of any provision of its certificate of incorporation, as amended and restated, or its Bylaws, as in effect on November 8, 1998 and the date hereof, or its limited liability company operating agreement. The Stadtlander Company has heretofore furnished to the Purchaser a complete and correct copy of the Stadtlander Company's Articles of Incorporation, as amended and restated (the "Company's Articles"), and the Stadtlander Company's Bylaws, as in effect on November 8, 1998 (the "Company's


                              Exhibit 2.1 - Page 24

By-Laws"). Listed in Section 3.1 to the disclosure schedule delivered by the Counsel Entities to the Purchaser and dated November 8, 1998 (the "Companies' Disclosure Schedule") is each jurisdiction in which any of the Companies was qualified to do business and in good standing as of November 8, 1998. Section
3.1 of the Companies' Disclosure Schedule also sets forth a brief description of each of the businesses in which the Companies are engaged (the "Businesses").

         Section 3.2. Subsidiaries. The Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture, limited liability company or other entity or enterprise, except for the subsidiaries and other entities set forth in Section
3.2 to the Companies' Disclosure Schedule. Except as set forth in Section 3.2 to the Companies' Disclosure Schedule, none of the Companies is subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any of the Companies that is not wholly owned by one or more of the Companies. Except as set forth in
Section 3.2 to the Companies' Disclosure Schedule, the Company owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of the subsidiaries and other entities identified in Section
3.2 of the Companies' Disclosure Schedule. Each of the outstanding shares of capital stock or other ownership interests of each of such subsidiaries and other entities is duly authorized, validly issued, fully paid and nonassessable, and at the Closing will be owned, directly or indirectly, by Opco or Licensco free and clear of all liens, pledges, security interests, claims or other encumbrances. As of the Closing Date, the US Seller will be the sole member of Opco and Licensco, no other Person will own any equity interest (or any interest convertible or exchangeable into such an equity interest) in Opco or Licensco and Opco and Licensco shall have succeeded to all of the assets, liabilities, businesses and properties which, immediately prior to the transactions described in Article IA, were the assets, liabilities, businesses and properties of the Stadtlander Company and its Subsidiaries. The following information for each subsidiary of the Company is set forth in Section 3.2 to the Companies' Disclosure Schedule, as applicable: (i) its name and jurisdiction of incorporation or organization; (ii) for a subsidiary which is not wholly owned, directly or indirectly, by the Company, its authorized capital stock or share capital or other authorized equity; and (iii) for a subsidiary which is not wholly owned, directly or indirectly, by the Company, the number of issued and outstanding shares of capital stock or share capital or other equity interests, the record owner(s) thereof to the extent known to the Counsel Entities or the Company and the number of issued and outstanding shares of capital stock or share capital or other equity interests beneficially owned, directly or indirectly, by the Company. Other than as set forth in Section 3.2 to the Companies' Disclosure Schedule or in Article IA, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities or other equity interests of any subsidiary or other entity listed in Section 3.2 to the Companies' Disclosure Schedule, nor


                              Exhibit 2.1 - Page 25
are there outstanding any securities or other equity interests which are convertible into or exchangeable for any shares of capital stock or other equity interests of any such subsidiary or other entity, and none of the Companies has any obligation of any kind to issue any additional securities or grant any additional equity interests of any subsidiary or other entity listed in Section
3.2 of the Companies' Disclosure Schedule or to pay for or repurchase any securities or other equity interests of any such subsidiary or other entity or any predecessor thereof.

         Section 3.3. Corporate Power and Authority. The Company has all requisite corporate power and authority to enter into and deliver the Transaction Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Agreements by the Company have been duly authorized by all necessary corporate or other action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except insofar as its enforcement may be limited by (a) bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) equitable principles limiting the availability of equitable remedies. All persons who executed this Agreement on behalf of the Company have been duly authorized to do so.

         Section 3.4. Capitalization of the Stadtlander Company. As of November 8, 1998 and the date hereof, the Stadtlander Company's authorized capital stock consisted and consists solely of 10,000,000 shares of Stadtlander Common Stock, of which (i) 2,004,008 shares were and are issued and outstanding, (ii) no shares were or are issued and held in treasury and no shares were or are held by subsidiaries of the Stadtlander Company and (iii) 237,773 shares were and are reserved for issuance upon the exercise of outstanding options, 162,227 shares were and are reserved for issuance upon the exercise of options which have not been granted and no shares were or are reserved for issuance for any other reason. Each outstanding share of the Stadtlander Company's capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Other than as set forth in the first sentence hereof or in Section 3.4 to the Companies Disclosure Schedule, there are no (and immediately prior to the Company/Opco Merger there were no) outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer by the Stadtlander Company of any securities of the Stadtlander Company, nor are there (nor, immediately prior to the consummation of the Company/Opco Merger, were there) outstanding any securities which are convertible into or exchangeable for any shares of capital stock of the Stadtlander Company, and neither the Stadtlander Company nor any subsidiary of the Stadtlander Company has (or, immediately prior to the consummation of the Company/Opco Merger, had) any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of the Stadtlander Company or any predecessor. Section 3.4 of the Companies' Disclosure Schedule accurately sets forth as of November 8, 1998 and as of the date hereof the names of, and the number of shares of each class (including the


                              Exhibit 2.1 - Page 26
number of shares issuable upon exercise of stock options and the exercise price and vesting schedule with respect thereto) and the number of options held by, all holders of options to purchase the Stadtlander Company's capital stock. The Company has no agreement, arrangement or understandings to register any securities of the Company or any of its subsidiaries under the Securities Act of 1933, as amended, or under any state securities law and has not granted registration rights to any person or entity (other than agreements, arrangements or understandings with respect to registration rights that were no longer in effect as of November 8, 1998). Unless any Stock Options are canceled, expire or are otherwise terminated prior to the consummation of the Company/Opco Merger, the Fully Diluted Number shall be 2,337,282 plus the number of shares subject to the options described in Section IV,C. of the Forster Agreement if any such options are granted.

         Section 3.5. Conflicts;  Consents and Approvals. Except as set forth in
Section 3.5 of the Companies' Disclosure Schedule, neither the execution and delivery of this Agreement or any of the other Transaction Agreements, nor the consummation of the transactions contemplated hereby or thereby, will:

                  3.5.1 conflict with, or result in a breach of any provision of, the Company's Articles, the Company's Bylaws, the limited liability company agreements of Opco or Licensco or the certificate of incorporation, bylaws or other organizational document of any subsidiary of the Company that is not, directly or indirectly, wholly owned by the Company;

                  3.5.2 violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of any of the Companies under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which any of the Companies is a party;

                  3.5.3 violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Companies or any of their respective properties or assets; or

                  3.5.4 require any action or consent or approval of, or review by, or registration or filing by the Company or any of its affiliates with, any third party or any Governmental Authority, other than (i) approval of the transactions contemplated hereby by the shareholders of the Canadian
Corporation, (ii) actions required by the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iii) registrations or other actions required under Canadian, federal and state securities laws as are contemplated by this Agreement.



                              Exhibit 2.1 - Page 27
except in the case of Sections 3.5.2, 3.5.3 and 3.5.4 for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change with respect to the Companies taken as a whole or a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

         Section 3.6. No Material Adverse Change; Other Changes. Except as disclosed in any report filed by the Canadian Corporation with the SEC prior to the date of this Agreement, in the Financial Statements or in any other statement made in the Companies' Disclosure Schedule, since December 31, 1997, there has been no change in the assets, liabilities, results of operations or financial condition of the Companies which would constitute a Material Adverse Change with respect to the Companies taken as a whole or any event, occurrence or development which would have a material adverse effect on the ability of the Company, the Merging Entities, the Transferring Entities or the Counsel Entities to consummate the transactions contemplated hereby. Except as disclosed in any report filed by the Canadian Corporation with the SEC prior to the date of this Agreement, in the Financial Statements or in any other statement made in the Companies' Disclosure Schedule, no event has occurred since December 31, 1997 which, if such event had occurred subsequent to November 8, 1998, would constitute a breach of Section 6.3.

         Section 3.7 Intentionally omitted.

         Section 3.8. Taxes. Except as set forth in Section 3.8 to the Companies' Disclosure Schedule and except for such matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change with respect to the Companies taken as a whole:

                 3.8.1 The Companies (i) have duly filed, or have received valid extensions for the filing of, all federal, state, local and foreign income, franchise, excise, real and personal property and other Tax returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by the Companies prior to the date hereof, all of which foregoing Tax returns and reports are true and correct;
(ii) have within the time and manner prescribed by applicable law paid or, prior to the Closing Date, will pay all Taxes, interest and penalties required to be paid in respect of the periods covered by such returns or reports or otherwise due to any federal, state, foreign, local or other taxing authority; (iii) have adequate reserves on their financial statements for any Taxes in excess of the amounts so paid; (iv) are not delinquent in the payment of any Tax and have not requested or filed any document having the effect of causing any extension of time within which to file any returns in respect of any fiscal year which have not since been filed; and (v) have not received written notice of any deficiencies for any Tax from any taxing authority, against any of the Companies for which there are not adequate reserves. None of the Companies is the subject of any currently ongoing Tax audit. As of the date of this Agreement, there are no pending requests for waivers of the time to assess any Tax, other than those


                              Exhibit 2.1 - Page 28
made in the Ordinary Course of Business and for which payment has been made or there are adequate reserves. With respect to any taxable period ended prior to December 31, 1993, all federal income tax returns including any of the Companies have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations. None of the Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of any of the Companies (other than liens for Taxes not yet due). Since January 1, 1996, no claim has been made in writing by an authority in a jurisdiction where none of Companies and its subsidiaries files Tax returns that any of the Companies is or may be subject to taxation by that jurisdiction. None of the Companies has filed an election under Section 341(f) of the Code to be treated as a consenting corporation. Neither of Opco nor Licensco has made any election to be classified for federal income tax purposes as an association under Treas. Reg. ss.301.7701-3(c) or any comparable election under state, local or foreign tax law.

                 3.8.2  None of the  Companies  is  obligated  by any  contract, agreement or other arrangement to indemnify any other Person with respect to Taxes. None of the Companies is now or has ever been a party to or bound by any agreement or arrangement (whether or not written and including, without limitation, any arrangement required or permitted by law) binding any of the Companies which (i) requires any of the Companies to make any Tax payment to (other than payments made prior to September 30, 1998 or payments which are adequately reserved on the Company's consolidated balance sheet as of September 30, 1998 delivered to the Purchaser prior to November 8, 1998) or for the account of any other Person, (ii) affords any other Person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of any of the Companies, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to any of the Companies, from any other Person.

                 3.8.3 The Companies have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, other than Taxes the payment of which would not result in a Material Adverse Change with respect to the Companies taken as a whole.

                 3.8.4 "Tax returns" means returns, reports and other forms to be filed (whether on a mandatory or elective basis) with any Governmental Authority of the United States or any other jurisdiction responsible for the imposition or collection of Taxes.




                              Exhibit 2.1 - Page 29

         Section 3.9. Compliance with Law. Except as set forth in Section 3.9 to the Companies' Disclosure Schedule, each of the Companies is in compliance, and at all times since June 30, 1996 has been in compliance, with all applicable laws relating to the Companies or the Businesses or the Companies' properties, except where the failure to be in compliance with such laws (individually or in the aggregate) would not reasonably be expected to result in a Material Adverse Change with respect to the Companies taken as a whole or where such non-compliance has been cured prior to November 8, 1998. Except as disclosed in
Section 3.9 to the Companies' Disclosure Schedule, no investigation or review by any Governmental Authority with respect to any of the Companies is pending, or, to the knowledge of the Company or the Counsel Entities, threatened, nor, to the knowledge of the Company and the Counsel Entities, has any Governmental Authority indicated in writing an intention to conduct the same, other than those the outcome of which would not reasonably be expected to result in a Material Adverse Change with respect to the Companies taken as a whole.

         Section 3.10. Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change with respect to the Companies taken as a whole, the Companies own or possess adequate licenses or other valid rights to use all of their Proprietary Rights, and there has not been any written or, to the knowledge of the Company and the Counsel Entities, oral assertion or claim against any of the Companies challenging the validity or the use by any of the Companies of any of the foregoing. Other than licenses generally available to the public at reasonable cost and material licenses or rights to use set forth in Section 3.10 to the Companies' Disclosure Schedule, the Companies own all of the Proprietary Rights and no material licenses or other grant of valid rights from any third party to use any of the Companies' Proprietary Rights is necessary for the use of these Proprietary Rights in substantially the same manner as they are presently used by the Companies in the conduct of the Businesses. Except as set forth in
Section 3.10 of the Companies' Disclosure Schedule or with respect to commercially and readily available third party software, the Companies have the right and license to use, copy, modify, create derivative work from and distribute all software programs and technical documentation therefor that is included in the Proprietary Rights. The conduct of the Businesses as currently conducted by the Companies does not conflict with or infringe upon any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark, copyright or other intellectual property right of any third party except for any conflict or infringement that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change with respect to the Companies taken as a whole. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change with respect to the Companies taken as a whole, there are no infringements by any third party of any of the Proprietary Rights owned by or licensed by or to any of the Companies and no Proprietary Rights of any of the Companies is the subject of any pending administrative, judicial or other legal proceeding.


                              Exhibit 2.1 - Page 30

         Section 3.11. Title to and Condition of Properties. The Companies own or lease all real property, plants, machinery and equipment necessary for the conduct of the Businesses of the Companies as presently conducted, except where the failure to own or so hold such property, plants, machinery and equipment would not reasonably be expected to result in a Material Adverse Change with respect to the Companies taken as a whole.

         Section 3.12. Medicare and Medicaid; Reimbursement by Payors; Related Legislation and Regulations.

                 3.12.1 For each of the Companies, Section 3.12 of the Companies' Disclosure Schedule contains a list of those jurisdictions in which it is licensed under Medicare or Medicaid. The Companies have not received any notice of investigation, evaluation or suspension of any such licenses, permits, orders, approvals or authorizations. To the knowledge of the Company and the Counsel Entities, no suspension or cancellation of any such licenses, permits, orders, approvals and authorizations has been threatened or is contemplated.

                 3.12.2 One or more of the Companies participate in the Medicare and Medicaid Programs (the "Programs"). Section 3.12 of the Companies' Disclosure Schedule contains a list of all Medicare and Medicaid provider numbers assigned to the Companies and other documents evidencing such participation.

                 3.12.3 Except as set forth in Section 3.12 of the Companies' Disclosure Schedule, the Companies have not received notice of any offsets against future reimbursements under or pursuant to the Programs. To the knowledge of the Company and the Counsel Entities, no factual basis for any such offsets exists. Except as set forth in Section 3.12 of the Companies' Disclosure Schedule, there are no pending appeals, adjustments, challenges, audits, litigation and notices of intent to recoup past or present reimbursements with respect to the Programs. Except as set forth in Section 3.12 of the Companies' Disclosure Schedule , the Companies have not been subject to, or threatened with, loss or waiver of liability for utilization review denials with respect to the Programs during the past 12 months, nor have the Companies received notice of any pending, threatened or possible decertification, or audit, offset, other action or other loss of participation in any of the Programs. Except as set forth in Section 3.12 of the Companies' Disclosure Schedule, to the knowledge of the Company and the Counsel Entities, no validity review or program integrity review related to any of the Companies has been conducted by any Governmental Authority in connection with any of the Programs and no such review, audit or audit assessment is scheduled, pending or threatened against any of the Companies, their businesses or their assets.

                 3.12.4 Except as set forth in Section 3.12 of the Companies' Disclosure Schedule , (i) the Companies have not failed to file cost reports or other documentation or reports, if any, required to be filed by any commercial third-party payors or Governmental Authorities in connection with applicable


                              Exhibit 2.1 - Page 31
contractual provisions and/or laws, regulations and rules, and (ii) there are no Claims (including notices of any offsets against future reimbursements) pending or, to the knowledge of the Company and the Seller, threatened or scheduled before any Person, including without limitation any intermediary, carrier, the Health Care Financing Administration, or any other state or federal agency with respect to Medicare or Medicaid Claims filed by the Companies, or program compliance matters, in either case (i.e., clause (i) or clause (ii)) which would result in a Material Adverse Change with respect to the Companies taken as a whole. The Companies have delivered to the Purchaser accurate and complete copies of any Claims, actions, inquiries or other correspondence or appeals listed in Section 3.12 of the Companies' Disclosure Schedule.

                  3.12.5 To the knowledge of the Company and the Counsel Entities, (i) the Companies deliver goods and services, charge rates and bill for services which are in all material respects legal and proper, (ii) the Companies in all material respects properly pay any appropriate refunds, bill and use all reasonable efforts to collect deductibles and co-payment amounts and apply all payments received, (iii) the Companies have not engaged in any activities in connection with the Businesses which are prohibited under, and have complied in all material respects with, the Controlled Substances Act, 21 U.S. C. Section 801 et seq., all legislation relating to the Programs and the regulations promulgated pursuant to such statutes and any related state or local statutes or regulations concerning the dispensing and sale of controlled substances and the provision of healthcare products and service to the general public and (iv) the Companies have complied in all material respects with all laws and regulations pertaining to the return of pharmaceutical products.

         Section 3.13. Litigation. Except as set forth in Section 3.13 to the Companies' Disclosure Schedule, there is no Action pending or, to the knowledge of the Company or the Counsel Entities, threatened against any of the Companies or any executive officer or director of the Companies which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change with respect to the Companies taken as a whole or a material adverse effect on the ability of the Company and the Counsel Entities to consummate the transactions contemplated hereby. None of the Companies is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, insofar as can be reasonably foreseen, would reasonably be expected to result in a Material Adverse Change with respect to the Companies taken as a whole or a material adverse effect on the ability of the Company or the Counsel Entities to consummate the transactions contemplated hereby. Except as set forth in Section 3.13 to the Companies' Disclosure Schedule, since December 31, 1994, none of the Companies has been subject to any outstanding order, writ, injunction or decree relating to the Companies' methods of doing business or the Companies' relationships with past, existing or future users or purchasers of any goods or services of any of the Companies. To the knowledge of the Counsel Entities and the Company, Section 3.13 of the Companies' Disclosure Schedule sets forth an accurate description of any pending or threatened investigations regarding the Companies, other than those which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse


                              Exhibit 2.1 - Page 32

Change with respect to the Companies taken as a whole or a material adverse effect on the ability of the Company and the Counsel Entities to consummate the transactions contemplated hereby.

         Section 3.14. Brokerage and Finder's Fees; Expenses. Neither any of the Companies nor any stockholder, director, officer or employee thereof, has incurred or will incur on behalf of any of the Companies, any brokerage, finder's, legal, accounting or similar fee in connection with the transactions contemplated by this Agreement.

         Section 3.15.  Financial Statements.

                 3.15.1 Section 3.15 of the Companies' Disclosure Schedule contains the following annual and interim consolidated financial statements of the Companies: the audited consolidated balance sheets of the Companies as of December 31, 1996 and 1997 and the related audited consolidated statements of income, changes in stockholders' equity and cash flows of the Companies for the period from June 23, 1997 through December 31, 1997, the period from January 1, 1997 through June 22, 1997, and the years ended December 31, 1996 and 1995 and the unaudited consolidated balance sheet of the Companies as of September 30, 1998 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income and changes in stockholders' equity of the Companies for the nine month periods ended September 30, 1997 and 1998 (the "Interim Income and Stockholders' Equity Statements"). The audited and unaudited financial statements delivered pursuant to this Section 3.15.1 are hereinafter referred to as the "Financial Statements". The Financial Statements fairly present the consolidated financial condition of the Companies and the consolidated results of the Companies' operations and cash flows as at the dates and for the periods to which they apply, as the case may be, and such statements have been prepared in conformity with GAAP (except as may otherwise be indicated in the notes thereto and except that certain footnotes required by GAAP and normal year-end adjustments with respect to interim periods have been omitted). The Financial Statements for all interim periods include all adjustments (subject only to normal year-end adjustments) necessary for a fair presentation of the Companies' consolidated financial position, results of operations and cash flows.

                 3.15.2 Section 3.15 of the Companies' Disclosure Schedule sets forth the Companies' policy with respect to the capitalization and expensing of software, which policy has been adhered to in all material respects by the Companies for the periods covered by the Financial Statements.

                 3.15.3 Intentionally omitted.

                 3.15.4 Intentionally omitted.

                 3.15.5 No unrecorded funds or assets of the Companies have been established for any purpose; no accumulation or use of the funds of the


                              Exhibit 2.1 - Page 33

Companies has been made without being properly accounted for in the respective books and records of the Companies; all payments by or on behalf of the Companies have been duly and properly recorded and accounted for in the Companies' books and records; no false or artificial entry has been made in the books and records of the Companies for any reason; no payment has been made by or on behalf of the Companies with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and the Companies have not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign, or any contribution, gift, bribe, rebate, payoff, influence payment or kickback, whether in cash, property or services, to any individual, corporation, partnership or other entity, to secure business or to pay for business secured.

                 3.15.6 No operations have been discontinued by the Companies within the last five years other than in the Ordinary Course of Business.

                 3.15.7 Intentionally omitted.

                 3.15.8 The Companies do not have any outstanding binding commitments with respect to capital expenditures other than the commitments described in Section 3.15 of the Companies' Disclosure Schedule.

         Section 3.16.  Employee Benefit Plans.

                 3.16.1 For purposes of this Section 3.16, the following terms have the definitions given below:

                 "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the Plans.

                 "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(13) of ERISA.

                 "Plans" means all "employee welfare benefit plans" within the meaning of Section 3(1) of ERISA and all "employee pension benefit plans" within the meaning of Section 3(2) of ERISA sponsored or maintained by any of the Companies at any time since September 30, 1998 or to which any of the Companies has contributed or has been obligated to contribute at any time since September 30, 1998.


                              Exhibit 2.1 - Page 34

                 "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  3.16.2 With respect to each Plan in effect on November 8, 1998, the Company has provided to the Purchaser a true, correct and complete copy of the following (where applicable): (i) each writing constituting a part of such Plan, including without limitation all plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the three most recent Annual Reports (Forms 5500 Series) and accompanying schedules, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the Internal Revenue Service, if any.

                  3.16.3 Except as set forth in Section 3.16(c) to the Companies' Disclosure Schedule, the Internal Revenue Service has issued a favorable determination letter with respect to each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Plan") and no circumstance exists nor has any event occurred that could adversely affect the qualified status of any Qualified Plan or the related trust in a manner that would result in a Material Adverse Change with respect to the Companies taken as a whole.

                  3.16.4 All contributions required to be made to any Plan by any applicable laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, before November 8, 1998 have been made or paid in full on or before the final due date thereof (or, if not made or paid in full, would not result in a Material Adverse Change with respect to the Companies) and through the Closing Date will be made or paid in full on or before the final due date thereof.

                  3.16.5 Each of the Companies has complied, and is now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Plans. Each Plan has been operated in material compliance with its terms. There is not now, and there are no existing circumstances that would give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of any of the Companies under ERISA or the Code. No circumstance exists, and no event has occurred, which could cause the Companies to incur liability, whether directly or indirectly, through indemnification or otherwise, for any tax or penalty imposed pursuant to Section 4971, 4972, 4975, 4976, 4977, 4978, 4978B,
4979, 4980 or 4980B of the Code or arising under Sections 502(i) or 502(l) of ERISA.

                  3.16.6 Except as set forth in Section 3.16(f) to the Companies' Disclosure Schedule, no Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common


                              Exhibit 2.1 - Page 35
control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), nor have any of the Companies or any of their respective ERISA Affiliates, at any time within six years before November 8, 1998, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. With respect to each Multiemployer Plan described in Section 3.16(f) to the Companies' Disclosure Schedule: (i) neither any of the Companies nor any of their ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full; and (ii) neither any of the Companies nor any of their ERISA Affiliates has received any notification, nor has any reason to believe, that any such plan is in reorganization, is insolvent, has been terminated, or would be in reorganization, be insolvent, or be terminated. Except for Multiemployer Plans described in Section 3.16(f) to the Companies' Disclosure Schedule, no Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code.

                  3.16.7 No circumstance exists, and no event has occurred, that would result in, any material Controlled Group Liability that would be a liability of any of the Companies following the Closing. Without limiting the generality of the foregoing, neither any of the Companies nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4203 of ERISA.

                  3.16.8 Except for health continuation  coverage as required by
Section 4980B of the Code or Part 6 of Title I of ERISA and except as set forth in Section 3.16(h) to the Companies Disclosure Schedule, none of the Companies has any material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

                  3.16.9 Except as disclosed in Section 3.16(i) to the Companies' Disclosure Schedule, neither the execution and delivery of any of the Transaction Agreements nor the consummation of the transactions contemplated hereby or thereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of any of the Companies. Without limiting the generality of the foregoing, except as set forth in Section 3.16(i) to the Companies' Disclosure Schedule, no amount paid or payable by any of the Companies in connection with the transactions contemplated by the Transaction Agreements either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

                  3.16.10 Except as disclosed in Section 3.16(j) to the Companies' Disclosure Schedule, there are no pending or, to the knowledge of the Company or the Counsel Entities, threatened claims (other than claims for benefits in the Ordinary Course of Business), lawsuits or arbitrations which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans.


                              Exhibit 2.1 - Page 36

                  3.16.11 Section 3.16(k) to the Companies' Disclosure Schedule sets forth a list of each employment, severance or similar agreement under which any of the Companies is or could become obligated to provide compensation or benefits in excess of $200,000 in any one calendar year, and the Company has provided to the Purchaser a copy of each such agreement.

         3.17. Contracts. Section 3.17 to the Companies' Disclosure Schedule lists all contracts, agreements, guarantees, leases and executory commitments that existed as of November 8, 1998 other than Plans (each a "Contract") to which any of the Companies is a party and which fall within any of the following categories: (a) Contracts not entered into in the Ordinary Course of Business other than those that are not material to the Businesses, (b) joint venture and partnership agreements, (c) Contracts containing covenants purporting to limit the freedom of any of the Companies to compete in any line of business in any geographic area or to hire any individual or group of individuals, (d) Contracts which after the Closing Date would have the effect of limiting the freedom of the Purchaser or its subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts which contain minimum purchase conditions in excess of $1,000,000 with respect to inventory purchases for resale, and $500,000 in the case of everything else, or requirements or other terms that restrict or limit the purchasing relationships of any of the Companies, or any customer, licensee or lessee thereof, (f) Contracts relating to any outstanding commitment for capital expenditures in excess of $250,000, (g) indentures, mortgages, promissory notes, loan agreements or guarantees of borrowed money in excess of $1,000,000, letters of credit or other agreements or instruments of any of the Companies or commitments for the borrowing or the lending of amounts in excess of $1,000,000 by any of the Companies or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of any of the Companies with an aggregate value in excess of $100,000, (h) Contracts providing for "earn-outs" or other contingent payments by any of the Companies involving more than $100,000 over the term of the Contract, and (i) Contracts with or for the benefit of any Affiliate of any of the Companies or immediate family member thereof (other than subsidiaries of the Company) involving more than $60,000 in the aggregate per Affiliate. All such Contracts and all contracts to which Companies is a party and which involve annual revenues to the Businesses of the Companies in excess of 2.5% of the Companies' consolidated annual revenues (each, a "Material Contract") are valid and binding obligations of one or more of the Companies and, to the knowledge of the Company and the Counsel Entities, the valid and binding obligation of each other party thereto except such Contracts or Material Contracts which if not so valid and binding would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change with respect to the Companies taken as a whole. Neither any of the Companies nor, to the knowledge of the Company or the Counsel Entities, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Contract or Material Contract except such violations or defaults under


                              Exhibit 2.1 - Page 37
or terminations which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change with respect to the Companies taken as a whole. Set forth in Section 3.17(j) to the Companies' Disclosure
Schedule is a description of any material changes to the amount and terms of the indentures of any of the Companies from the descriptions thereof in the notes to the financial statements previously delivered to the Purchaser.

         3.18. Labor Matters. Except as set forth in Section 3.18 to the Companies' Disclosure Schedule, none of the Companies has any consulting agreements providing for compensation of any individual in excess of $150,000 annually, or any labor contracts or collective bargaining agreements with any persons employed by any of the Companies or any persons otherwise performing services primarily for any of the Companies. There is no labor strike, dispute or stoppage pending or, to the knowledge of the Company and the Counsel Entities, threatened against any of the Companies, and none of the Companies has experienced any labor strike, dispute or stoppage since December 31, 1996.

         3.19. Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the Company's consolidated balance sheet as of September 30, 1998 previously furnished to the Purchaser, (ii) as incurred after the date thereof in the Ordinary Course of Business consistent with prior practice and not prohibited by this Agreement or (iii) as set forth in Section
3.19 to the Companies' Disclosure Schedule, the Companies do not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, result or would result in a Material Adverse Change with respect to the Companies taken as a whole.

         3.20.  Operation of the Businesses; Relationships.

                  3.20.1 Since September 30, 1998 through the date of this Agreement, none of the Companies has engaged in any transaction which, if done after execution of this Agreement, would violate in any material respect
Sections 6.2 or 6.3 except as set forth in Section 3.20.1 to the Companies' Disclosure Schedule.

                  3.20.2 Except as set forth in Section 3.20.2 to the Companies' Disclosure Schedule, since January 1, 1998 no material customer of any of the Companies has indicated that it will stop or materially decrease purchasing materials, products or services from any of the Companies and no material supplier of any of the Companies has indicated that it will stop or materially decrease the supply of materials, products or services to any of the Companies, in each case, the effect of which would result in a Material Adverse Change with respect to the Companies taken as a whole.

         3.21.  Permits; Compliance.

                  3.21.1 Each of the Companies is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances,


                              Exhibit 2.1 - Page 38
exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), except where the failure to be in possession of such Companies Permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change with respect to the Companies taken as a whole or a material adverse effect on the ability of the parties to consummate the transactions contemplated hereby, and there is no Action pending or, to the knowledge of the Company and the Counsel Entities, threatened regarding any of the Company Permits which, if successful, would result in a Material Adverse Change with respect to the Companies taken as a whole or a material adverse effect on the ability of the parties to consummate the transactions contemplated hereby. None of the Companies is in conflict with, or in default (or would be in default with the giving of notice, the passage of time, or both) or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change with respect to the Companies taken as a whole.

                 3.21.2 Except as set forth in Section 3.21.2 of the Companies' Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change with respect to the Companies taken as a whole, none of the Companies or any of their officers (during the term of such person's employment by any of the Companies) has made any untrue statement of a material fact or fraudulent statement to any Governmental Authority or failed to disclose a material fact required to be disclosed to any Governmental Authority

         Section 3.22.  Environmental  Matters.  Except for matters disclosed in
Schedule 3.22 of the Companies' Disclosure Schedule and except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change with respect to the Companies taken as a whole, (a) the properties, operations and activities of the Companies are in compliance with all applicable Environmental Laws and all past noncompliance of any of the Companies with any Environmental Laws or Environmental Permits that has been resolved with any Governmental Authority has been resolved without any pending, ongoing or future obligation, cost or liability; (b) the Companies and the properties and operations of the Companies are not subject to any existing, pending or, to the knowledge of the Company and the Counsel Entities, threatened action, suit, investigation, inquiry or proceeding by or before any court or governmental authority under any Environmental Law; (c) there has been no release of any hazardous substance, pollutant or contaminant into the environment by any of the Companies or in connection with their properties or operations; (d) to the best of the knowledge of the Company and the Counsel Entities, there has been no exposure of any person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of the Companies; and (e) the Companies have made available to the Purchaser all internal and external environmental audits and reports (in each case relevant to the Companies) prepared since January 1, 1994 and in the possession of any of the Companies. The term "Environmental Laws"


                              Exhibit 2.1 - Page 39
means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder, as in effect on November 8, 1998. "Environmental Permit" means any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

         Sections 3.23.  Intentionally omitted.

         Section 3.24 Year 2000. The Companies have taken the steps described in
Section 3.24 with respect to the Companies' computer systems and software relating to the specification of dates in, into and between the 20th and 21st centuries.

         3.25. Anti-takeover Laws; Support Agreements. Prior to November 8, 1998, the Boards of Directors of the Company and the Counsel Entities have taken all action necessary to exempt under or make not subject to any takeover or other law that purports to limit or restrict business combinations: (i) the execution of this Agreement and the support agreements dated as of November 8, 1998 between the Purchaser and the Persons identified in Section 3.25 of the Companies' Disclosure Schedule (the "Support Agreements") and (ii) the transactions contemplated hereby and by the other Transaction Agreements. Copies of the Support Agreements executed by the Persons identified in Section 3.25 of the Companies' Disclosure Schedule have been delivered to the Purchaser. Section
3.25 of the Companies' Disclosure Schedule sets forth the number of shares of the Canadian Corporation's capital stock beneficially owned by each Person named therein.

         Section 3.26.  Accounts Receivable and Inventories.

                  3.26.1 All accounts and notes receivable of the Companies have arisen in the Ordinary Course of Business and the accounts receivable reserve reflected in the Company's consolidated balance sheet as of September 30, 1998 previously furnished to the Purchaser was established in accordance with GAAP.

                  3.26.2 The Companies' assets which are inventories have a net realizable value on September 30, 1998 at least equal to the FIFO value at which such inventories are carried on the Company's consolidated balance sheet as of September 30, 1998 previously furnished to the Purchaser; and have been purchased by the Companies directly from the manufacturer thereof or from an


                              Exhibit 2.1 - Page 40
authorized   distributor  of  such  products  in  accordance  with  the  Federal
Prescription Drug Marketing Act, if applicable.

         Section 3.27. Insurance. Section 3.27 to the Companies' Disclosure Schedule sets forth a list of the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Companies (copies of all of which policies have been previously provided to the Purchaser), which policies have terms expiring as set forth in Section 3.27 to the Companies' Disclosure Schedule.

         Section 3.28. Employee Agreements; Option Cancellation Agreements. Each of the employees of the Companies specified in Section 3.28 to the Companies' Disclosure Schedule has duly executed and delivered an employment agreement or an amendment to an existing employment agreement with the Company (the "Employee Agreements"), and such Employee Agreements have not been amended or terminated. The Designated Optionees other than Gordon Vanscoy have executed Designated Optionee Option Cancellation Agreements and such Option Cancellation Agreements have not been amended or terminated other than to conform to Article IA. The Company has previously provided to the Purchaser copies of all such Employee Agreements and Designated Optionee Option Cancellation Agreements.

         Section 3.29. Director Compensation. Section 3.29 to the Companies' Disclosure Schedule sets forth a list and a brief summary of the material terms of all plans, programs, agreements, arrangements or understandings of the Companies under which any director of any of the Companies may be entitled to payment or compensation from any of the Companies (i) in connection with or as a result of any of the transactions contemplated by this Agreement or (ii) after the Closing Date.


                                   ARTICLE IV

          Representations and Warranties Regarding the Counsel Entities

                  The Counsel Entities (i) jointly and severally represent and warrant to the Purchaser as follows as of November 8, 1998 and (ii) jointly and severally represent and warrant to the Purchaser that all of the following representations and warranties are true and correct in all material respects (other than representations and warranties which are qualified in any respect as to materiality, which representations and warranties are true and correct in all respects) on the date hereof (except for representations and warranties made as of November 8, 1998 or an earlier specified date, which shall be measured only as of November 8, 1998 or such other specified date):

         Section 4.1 Organization and Qualification of the Counsel Entities. The Canadian Corporation is a corporation duly organized, validly existing and in


                              Exhibit 2.1 - Page 41
good standing under the laws of the Province of Ontario, with full power and authority, corporate and other, to own or lease its property and assets and to carry on its business as presently conducted. The US Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, with full power and authority, corporate and other, to own or lease its property and assets and to carry on its business as presently conducted.

         Section 4.1A. Limited Liability Companies. The US Seller has heretofore formed two single member limited liability companies organized under Delaware law, Stadtlander Operating Company, L.L.C. ("Opco") and Stadtlander Licensing Company, L.L.C. ("Licensco"). The US Seller is the sole member of Opco and the sole member of Licensco. Section 4.1A of the Companies Disclosure Schedule sets forth the certificate of formation (as filed with the Secretary of State of the State of Delaware) and the limited liability company agreement of each of Opco and Licensco. Other than assets, liabilities and obligations to which Opco and Licensco will succeed pursuant to the transactions described in Article IA, as of the date on which this Agreement is executed and as of the Closing, Opco and Licensco do not and will not have any assets, liabilities or obligations. Except as set forth in Article IA, there are no (and as of the Closing there will be no) outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer by any Person of any membership interest in Opco or Licensco, nor are there (nor as of the Closing will there be) outstanding any securities which are convertible into or exchangeable for any membership interests in Opco or Licensco, and no Person has any obligation of any kind to issue any membership interest in Opco or Licensco or to pay for or repurchase any membership interest in Opco or Licensco. As of the Closing, each of Opco and Licensco will be duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction would not reasonably be expected to result in a Material Adverse Change with respect to Opco and Licensco taken as a whole.

         Section 4.1B Prior to the date hereof, the Canadian Corporation (i) transferred beneficial ownership to Counsel Healthcare Assets Inc. (an Ontario corporation and at the time a wholly-owned subsidiary of the Canadian Corporation, hereinafter referred to as "Counsel Healthcare") of all 279,760 shares of Stadtlander Common Stock owned by the Canadian Corporation, (ii) caused Counsel Healthcare to transfer beneficial ownership of such shares to Counselcare, Ltd. (a Delaware corporation and a wholly-owned subsidiary of Counsel Healthcare, hereinafter referred to as "Counselcare"), (iii) caused Counselcare to transfer beneficial ownership of such shares to DCAmerica Inc. (a Delaware corporation and a wholly-owned subsidiary of Counselcare, hereinafter referred to as "DCAmerica" and, collectively with Counsel Healthcare and Counselcare, the "Transferring Entities"), (iv) caused DCAmerica to transfer beneficial ownership of such shares to the US Seller and (v) caused the US Seller to recapitalize and issue certain nonvoting shares of stock to unaffiliated entities in a transaction not related hereto. Such transfers were


                              Exhibit 2.1 - Page 42
effected through the delivery by each transferor to each transferee of a blank stock power and such 279,760 shares were re-issued in the name of the US Seller, evidence of which has been provided to the Purchaser and included in the stock records of the Stadtlander Company. Upon completion of the transfers provided for in this Section 4.1B, the US Seller owned, and owns as of the date hereof, all of the outstanding capital stock of the Stadtlander Company, consisting of 2,004,008 shares of Stadtlander Common Stock.

         Section 4.2 Corporate Power and Authority. Each of the Counsel Entities has all requisite corporate power and authority to enter into and deliver the Transaction Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to approval of the transactions contemplated hereby by the shareholders of the Canadian Corporation. Each of the Merging Companies and each of the Transferring Entities has all requisite corporate and other power and authority to perform each of the steps required of it in Article IA. The execution and delivery of the Transaction Agreements by each of the Counsel Entities have been duly authorized by all necessary corporate action on the part of each of the Counsel Entities, subject to approval of the transactions contemplated hereby by the shareholders of the Canadian Corporation. The execution and delivery of each of the documents which the Merging Entities and the Transferring Entities are required to execute pursuant to Article IA have been duly authorized by all necessary corporate and other action on the part of each of the Merging Entities and each of the Transferring Entities. This Agreement has been duly executed and delivered by the Counsel Entities and constitutes the legal, valid and binding obligation of the Counsel Entities enforceable against the Counsel Entities in accordance with its terms, except insofar as its enforcement may be limited by
(a) bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) equitable principles limiting the availability of equitable remedies. The merger agreements referred to in Article IA (the "Merger Agreements"), when executed by the Merging Entities required to execute such merger agreements, will constitute the legal, valid and binding obligation of the Merging Entities executing such merger agreements, enforceable against such Merging Entities in accordance with their terms, except insofar as their enforcement may be limited by (a) bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) equitable principles limiting the availability of equitable remedies. All persons who executed this Agreement on behalf of the Counsel Entities have been duly authorized to do so. Prior to November 8, 1998, the Counsel Entities have taken all actions, if any, necessary to exempt under or make not subject to any takeover or other law that purports to limit or restrict business combinations:
(i) the execution of this Agreement and the Support Agreements and (ii) the consummation of the transactions contemplated hereby and by the Support Agreements.

         Section 4.3 Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement, any of the other Transaction Agreements or the


                              Exhibit 2.1 - Page 43

Merger Agreements, nor the consummation of the transactions contemplated hereby or thereby, will:

                  4.3.1 conflict with, or result in a breach of any provision of, the certificate of incorporation, bylaws or other organizational document of the Counsel Entities, the Merging Entities or the Transferring Entities;

                  4.3.2 violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of any of the Counsel Entities, Merging Entities or Transferring Entities under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which any of the Counsel Entities, Merging Entities or Transferring Entities is a party except to the extent waived in writing by the other party thereto;

                  4.3.3 violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Counsel Entities, Merging Entities or Transferring Entities or any of their respective properties or assets; or

                  4.3.4 require any action or consent or approval of, or review by, or registration or filing by any of the Counsel Entities, Merging Entities or Transferring Entities or any of their affiliates with, any third party or any Governmental Authority, other than (i) approval of the transactions contemplated hereby by the shareholders of the Canadian Corporation, (ii) actions required by the HSR Act, (iii) registrations or other actions required under Canadian, federal and state securities laws as are contemplated by this Agreement, (iv) filing of the certificates described in Article IA with respect to the Merger Agreements and (v) consents or approvals of any Governmental Authority set forth in Section 4.3 to the Companies' Disclosure Schedule;

except in the case of Sections 4.3.2, 4.3.3 and 4.3.4 for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change with respect to the Counsel Entities taken as a whole or a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

         Section 4.4 Indemnification. Section 4.4 of the Companies' Disclosure Schedule describes (a) all indemnification agreements or arrangements extended to either of the Counsel Entities with respect to any aspect of the Businesses or the Companies and (b) all agreements, arrangements, documents and instruments that expand, reduce, terminate or otherwise modify any such indemnification agreements or arrangements.




                              Exhibit 2.1 - Page 44

         Section 4.5  Ownership of Shares and Interests.

                  4.5.1 The Counsel Entities own all of the outstanding shares of Stadtlander Common Stock beneficially and of record. At the Closing, the Counsel Entities will own all of the membership and any other equity interests in Opco and Licensco (collectively, the "Interests") free and clear of any security interests, liens, encumbrances, claims or restrictions of any kind. There are no voting trust arrangements, shareholder agreements or other agreements (i) granting to any Person any option, warrant or right of first refusal with respect to any shares of Stadtlander Common Stock or with respect to any Interests, (ii) restricting the right of the Counsel Entities to sell the Interests to the Purchaser, the Purchaser Operating Subsidiary and the Purchaser Licensing Subsidiary or (iii) restricting any other right of the Counsel Entities with respect to any shares of Stadtlander Common Stock or with respect to the Interests. The Counsel Entities have the absolute and unrestricted right, power and capacity to sell, assign and transfer the Interests to the Purchaser, the Purchaser Operating Subsidiary and the Purchaser Licensing Subsidiary free and clear of any security interests, liens, encumbrances, claims or restrictions of any kind (except for restrictions imposed generally by applicable securities laws). Upon delivery to the Purchaser, the Purchaser Operating Subsidiary and the Purchaser Licensing Subsidiary of the LLC Assignments referred to in Section
2.1 at the Closing in exchange for the consideration to be delivered by the Purchaser at the Closing, the Purchaser, the Purchaser Operating Subsidiary and the Purchaser Licensing Subsidiary will acquire good, valid and marketable title to the Interests, free and clear of any Encumbrances of any kind (except for restrictions created by the Purchaser and restrictions imposed generally by applicable securities laws).

                  4.5.2 The Canadian Corporation owns 7,819,315 PharMerica Shares beneficially and of record, and as of the Closing will own such shares free and clear of any security interests, liens, encumbrances, claims or restrictions of any kind. Except as contemplated by the Transaction Agreements, there are no voting trust arrangements, shareholder agreements or other agreements (i) granting any option, warrant, right to vote or right of first refusal with respect to such PharMerica Shares to any Person, (ii) restricting the right of the Canadian Corporation or its subsidiaries to execute, deliver and perform the Transaction Documents, or (iii) restricting any other right of the Canadian Corporation or its subsidiaries with respect to the PharMerica Shares. The Canadian Corporation and its subsidiaries have the absolute and unrestricted right, power and capacity to confer upon the Purchaser, pursuant to this Agreement, the rights of the Purchaser under the Voting Trust Agreement and the Proxy and the right to vote the PharMerica Shares to the extent provided for therein and herein.

                  4.5.3 The Canadian Corporation owns, directly or indirectly, all of the outstanding capital stock or other equity interests of Counselcare, Ltd. (an entity organized under Delaware law) and DC America Inc. (a corporation organized under Delaware law). As of November 8, 1998 and at the time of the transfers of all of the shares of Stadtlander Common Stock described in Section


                              Exhibit 2.1 - Page 45

4.1B, the Canadian Corporation owned all of the outstanding capital stock or other equity interests of Counsel Healthcare Assets Inc. (a corporation organized under Canadian law).

         Section 4.6 Brokers. With the exception of Donaldson, Lufkin & Jenrette, CIBC Oppenheimer Corporation and CIBC Wood Gundy Toronto, no Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from either of the Counsel Entities in connection with this Agreement or any of the transactions contemplated hereby. Except as set forth in Section 10.2, the fees and expenses of Donaldson, Lufkin & Jenrette, CIBC Oppenheimer Corporation and CIBC Wood Gundy Toronto are the sole responsibility of, and shall be paid by, the Counsel Entities.

         Section 4.7  Securities and Related Matters.

                 4.7.1  The  Counsel   Entities  have  received  copies  of  the
following documents:

                 (1) Bergen's Annual Report on Form 10-K for the year ended September 30, 1997, as amended;

                 (2) Bergen's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997, March 31, 1998 and June 30, 1998;

                 (3) Bergen's Current Reports on Form 8-K dated March 16, 1998 and August 7, 1998;

                 (4) Bergen's proxy statement for its 1998 annual meeting of shareowners; and

                 (5) Bergen's press releases dated August 7, 1998, September 1, 1998, September 24, 1998, October 2, 1998 and October 7, 1998.

                 4.7.2 Intentionally omitted

                 4.7.3 The Counsel Entities acknowledge that the BBC Shares are being acquired by the US Seller for investment purposes and not for purposed of resale other than pursuant to the Registration Statement.

                 4.7.4 The Counsel Entities understand that after the Closing, unless the BBC Shares are sold pursuant to the Registration Statement, the BBC Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Act and under all applicable securities laws of other jurisdictions or is exempt from such registration requirements in the opinion of counsel reasonably acceptable to the Purchaser, it being agreed that Harwell Howard Hyne Gabbert & Manner, P.C. is acceptable to the Purchaser. The Counsel


                              Exhibit 2.1 - Page 46

Entities agree that they will not sell, transfer, pledge or otherwise dispose of the BBC Shares unless such transaction is registered under the Act or such transaction is exempt from such registration in the opinion of counsel reasonably satisfactory to the Purchaser.

                  4.7.5 None of the information included in the Information Circular, at the time that the Information Circular becomes effective, at the date of mailing of the Information Circular and at the date of the Canadian Corporation's Shareholders' Meeting to be held to consider the transactions contemplated hereby, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Circular will comply as to form in all material respects with the provisions of all applicable laws and regulations.

         4.8. Intentionally omitted.

         4.9. Board Recommendation. The Board of Directors of the Canadian Corporation has, by written consent signed by all of the Canadian Corporation's directors (who constituted 100% of the directors then in office), (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Canadian Corporation's shareholders and (ii) resolved to recommend that the Canadian Corporation's shareholders approve the transactions contemplated hereby (the "Canadian Corporation's Board Recommendation").


                                   ARTICLE V

             Representations and Warranties Regarding the Purchaser

         The Purchaser (i) represents and warrants to the Counsel Entities and the Company as follows as of November 8, 1998 and (ii) represents and warrants to the Counsel Entities and the Company that all of the following representations and warranties are true and correct in all material respects (other than representations and warranties which are qualified in any respect as to materiality, which representations and warranties are true and correct in all respects) on the date hereof (except for representations and warranties made as of November 8, 1998 or on an earlier specified date, which shall be measured only as of November 8, 1998 or such other specified date):

         Section 5.1 Organization and Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of New Jersey with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where


                              Exhibit 2.1 - Page 47
now owned, leased, used, operated and conducted. The Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not result in a Material Adverse Change with respect to the Purchaser and its subsidiaries, taken as a whole. The copies of the Restated Certificate of Incorporation and by-laws of the Purchaser previously provided to the Counsel Entities' counsel are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

         Section 5.2 Corporate Power and Authority. The Purchaser has all requisite corporate power and authority to enter into the Transaction Agreements and to consummate the transactions contemplated by the Transaction Agreements. The execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Purchaser. No other corporate proceedings on the part of the Purchaser are necessary to consummate the transactions contemplated by the Transaction Agreements. Each of the Transaction Agreements has been (or, in the case of agreements to be executed at the Closing, will be) duly executed and delivered by the Purchaser, and constitutes (or, in the case of agreements to be executed at the Closing, will constitute) the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except insofar as its enforcement may be limited by (a) bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) equitable principles limiting the availability of equitable remedies. All persons who executed this Agreement on behalf of the Purchaser have been duly authorized to do so.

         Section 5.3 Capitalization of the Purchaser. As of September 30, 1998, the Purchaser's outstanding capital stock consisted solely of shares of BBC Common Stock, of which 51,441,165 shares were issued and outstanding. As of September 30, 1998, 2,594,472 shares of BBC Common Stock were reserved for issuance upon the exercise or conversion of outstanding options, warrants or convertible securities granted or issuable by the Purchaser. Each outstanding share of BBC Common Stock is, and all shares of BBC Common Stock to be issued in connection with the transactions contemplated hereby will be, duly authorized and validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and each outstanding share of BBC Common Stock has not been, and all shares of BBC Common Stock to be issued in connection with the transactions contemplated hereby will not be, subject to or issued in violation of any preemptive or similar rights. As of September 30, 1998, except as set forth above or in the "BBC SEC Documents" (as defined herein) and except for shares issuable in connection with business acquisitions, the Purchaser did not have and was not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of BBC Common Stock or BBC Preferred


                              Exhibit 2.1 - Page 48

Stock or any other equity securities of the Purchaser or any securities representing the right to purchase or otherwise receive any shares of BBC Common Stock or BBC Preferred Stock.

         Section 5.4 Conflicts;  Consents and Approvals.  Except as set forth in
Section 5.4 to the disclosure schedule delivered by the Purchaser to the Counsel Entities and dated November 8, 1998 (the "Purchaser's Disclosure Schedule"), neither the execution and delivery of the Transaction Agreements by the Purchaser nor the consummation of the transactions contemplated hereby or thereby will:

                 5.4.1 conflict with, or result in a breach of any provision of, the Purchaser's restated certificate of incorporation or by-laws, as amended;

                 5.4.2 violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Purchaser or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Purchaser or any of its subsidiaries is a party;

                 5.4.3 violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or any of its subsidiaries or their respective properties or assets; or

                 5.4.4  require any action or consent or approval  of, or review by, or registration or filing by the Purchaser or any of its Affiliates with, any third party or any Governmental Authority, other than (i) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement, or (ii) as required by the HSR Act, except, in the case of Sections 5.4.2, 5.4.3 and 5.4.4, for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on the consolidated financial condition or consolidated results of operations of the Purchaser or upon the ability of the parties to consummate the transactions contemplated hereby.

         Section 5.5 Brokers. With the exception of Lehman Brothers, no Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Purchaser in connection with this Agreement or any of the transactions contemplated hereby. The fees and expenses of Lehman Brothers are the sole responsibility of, and shall be paid by, the Purchaser.


                              Exhibit 2.1 - Page 49

         Section 5.6       BBC SEC Documents and Other Public Disclosures.

                 5.6.1 The Purchaser has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since September 1, 1996 under the Exchange Act (such documents, as supplemented and amended since the time of filing, collectively, the "BBC SEC Documents"). The BBC SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act. The Purchaser has previously provided to the Counsel Entities" counsel true, correct and complete copies of the BBC SEC Documents. The financial statements of the Purchaser included in the BBC SEC Documents at the time filed complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Purchaser and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

                 5.6.2 Since December 31, 1997, except for events publicly disclosed by the Purchaser prior to November 8, 1998, there has been no change in the assets, liabilities, results of operations or financial condition of the Purchaser and its Subsidiaries which would constitute a Material Adverse Change with respect to the Purchaser and its Subsidiaries taken as a whole or any event, occurrence or development which would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby.




                                   ARTICLE VI

                            Covenants and Agreements

         Section 6.1 Access and Information. Prior to the Closing, the Purchaser shall be entitled to make or cause to be made such investigation of the Companies, and the financial and legal condition thereof, as the Purchaser deems necessary or advisable, and the Company and the Counsel Entities shall cooperate with any such investigation. In furtherance of the foregoing, but not in limitation thereof, the Company shall (a) permit the Purchaser and its agents


                              Exhibit 2.1 - Page 50
and representatives or cause them to be permitted to have full and complete access to the premises, operating systems, computer systems (hardware and software) and books and records of the Companies upon reasonable notice during regular business hours, (b) furnish or cause to be furnished to the Purchaser such financial and operating data, projections, forecasts, business plans, strategic plans and other data relating to the Companies and the Businesses as the Purchaser shall request from time to time and (c) cause the Accountants to furnish to the Purchaser and its accountants access to all work papers relating to any of the periods covered by the Financial Statements. Prior to the Closing, the Purchaser shall not use any information provided to it in confidence for any purpose unrelated to the Transaction Agreements. The Counsel Entities and the Company shall not use any information provided to them in confidence by the Purchaser for any purposes unrelated to the Transaction Agreements. Except with respect to publicly available documents, in the event that this Agreement is terminated, (a) the Purchaser will deliver to the Company all documents obtained by it from the Companies or the Counsel Entities in confidence and any copies thereof in the possession of the Purchaser or its agents and representatives or, at the option of the Purchaser, the Purchaser shall cause all of such documents and all of such copies to be destroyed and shall certify the destruction thereof to the Company and the Counsel Entities and (b) the Counsel Entities and the Company will deliver to the Purchaser all documents obtained by them from the Purchaser in confidence and any copies thereof in the possession of the Company and/or either of the Counsel Entities or their agents and representatives or, at the option of the Company and the Counsel Entities, the Company and the Counsel Entities shall cause all of such documents and all of such copies to be destroyed and shall certify the destruction thereof to the Purchaser.

         No investigation by the Purchaser heretofore or hereafter made shall modify or otherwise affect (a) any representations and warranties of the Company or the Counsel Entities made pursuant to this Agreement, which shall survive any such investigation, or (b) the conditions to the obligation of the Purchaser to consummate the transactions contemplated hereby, provided that the Purchaser shall promptly notify the Counsel Entities in writing of any facts and circumstances of which it obtains knowledge prior to the Closing that indicate that any such representations and warranties are inaccurate in any material respect (except for any representation and warranty which is qualified hereunder as to materiality, as to which such notification shall be given if the Purchaser obtains knowledge that such representation and warranty is inaccurate in any respect); failure to comply with this notification obligation with respect to particular facts and circumstances shall preclude the Purchaser from relying upon such facts and circumstances in bringing any action hereunder for indemnification.

         Section 6.2 Affirmative Covenants. Prior to the Closing, except as otherwise expressly provided herein, the Company shall (and the Company shall cause each of its Subsidiaries to):



                              Exhibit 2.1 - Page 51

                  6.2.1 conduct its business only in the ordinary and regular course of business consistent with past practices;

                  6.2.2 use its best efforts to keep in full force and effect its corporate existence and all material rights, franchises, Proprietary Rights and goodwill relating or obtaining to the Businesses;

                  6.2.3 endeavor to retain its employees and preserve its present relationships with customers, suppliers, contractors, distributors, correctional facilities and employees, and continue to compensate its employees consistent with past practices;

                  6.2.4 use its best efforts to maintain the Proprietary Rights so as not to affect adversely the validity or enforcement thereof; maintain its other assets in customary repair, order and condition and maintain insurance reasonably comparable to that in effect on the date of this Agreement; and in the event of any casualty, loss or damage to any of its assets repair or replace such assets with assets of comparable quality;

                 6.2.5 maintain its books, accounts and records in accordance with GAAP;

                 6.2.6 use its best efforts to obtain all authorizations, consents, waivers, approvals or other actions and to make all filings and applications necessary or desirable to consummate the transactions contemplated hereby and to cause the other conditions to the Purchaser's obligation to close to be satisfied; and

                 6.2.7 promptly notify the Purchaser in writing if, prior to the consummation of the Closing, to its knowledge any of the representations and warranties contained in Article III or Article IV cease to be accurate and complete in all material respects (except for any representation and warranty which is qualified hereunder as to materiality, as to which such notification shall be given if the Company or its subsidiaries obtain knowledge that such representation and warranty is inaccurate in any respect).

         Section 6.3 Negative Covenants. Prior to the Closing, without the prior written consent of the Purchaser (which, in the case of (x) a Limited Size Acquisition or (y) a restructuring of indebtedness among the Companies which would not affect the calculation of the Net Debt or Net Worth of the Companies, shall not be unreasonably withheld) or as otherwise expressly provided herein, the Company will not, the Company will cause the Subsidiaries not to, and the Counsel Entities will not:

                 6.3.1 take any action or omit to take any action which would result in any of the Companies' (a) incurring any trade accounts payable outside of the Ordinary Course of Business or making any commitment to purchase quantities of any item of inventory in excess of quantities normally purchased by any of the Companies in the Ordinary Course of Business; (b) increasing any


                              Exhibit 2.1 - Page 52
of the Companies' indebtedness for borrowed money except in the Ordinary Course of Business; (c) guaranteeing the obligations of any Person other than Companies which are wholly-owned, directly or indirectly, by the Company, (d) making any purchases of Gray Goods; (e) merging or consolidating with, purchasing substantially all of the assets of, or otherwise acquiring any business or any proprietorship, firm, association, limited liability company, corporation or other business organization; (f) increasing or decreasing the rate of compensation of or paying any unusual compensation to any officer, employee or consultant of any of the Companies (other than regularly scheduled increases in base salary and annual bonuses consistent with prior practice); (g) entering into or amending any collective bargaining agreement, or creating or modifying any pension or profit-sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or any other employee benefit plan, or increasing the level of benefits under any such plan, or increasing or decreasing any severance or termination pay benefit or any other fringe benefit; (h) making any representation to anyone indicating any intention of the Purchaser to retain, institute, or provide any employee benefit plans; (i) declaring or paying any dividend or making any distribution with respect to, or purchasing or redeeming, shares of the capital stock of the Company; (j) selling or disposing of any assets otherwise than in the Ordinary Course of Business of the Companies; (k) making any capital expenditures other than those disclosed in Section 3.15 of the Companies' Disclosure Schedule; (l) issuing any shares of the capital stock of any kind of any of the Companies, transferring from the treasury of any of the Companies any shares of the capital stock of any of the Companies or issuing or granting any subscriptions, options, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements obligating any of the Companies to issue, or to transfer from treasury, any shares of capital stock of any class or kind, or securities convertible into any such shares; (m) agreeing to any amendment or modification of any of the Employee Agreements; (n) agreeing to do any of the foregoing; or
(o) entering into any other transaction outside of the Ordinary Course of Business;

                  6.3.2 enter into any contract, agreement or commitment or take any other action which, if entered into or taken prior to the date of this Agreement, (i) would cause any representation or warranty herein of the Company or the Counsel Entities to be untrue or (ii) would be required to be disclosed in one or more sections of the Companies' Disclosure Schedule;

                 6.3.3 incur or create any Encumbrance on any shares of Stadtlander Common Stock or on the Interests;

                 6.3.4 except as contemplated herein, take any action or omit to take any action which would prejudice the Purchaser's rights to consummate each of the transactions contemplated by this Agreement or to compel performance of each of the obligations of the Company and the Counsel Entities under this Agreement;


                              Exhibit 2.1 - Page 53

                 6.3.5 take or omit to be taken any action, or permit its Affiliates to take or to omit to take any action, which could reasonably be expected to result in a Material Adverse Change with respect to the Companies;

                 6.3.6 take any action or omit to be taken any action, or permit its Affiliates to take or to omit to take any action, which would result in (a) the disposition, assignment or any other transfer of ownership by Stadtlander U.S.A., Inc. of any intangible asset (including any trade name, trademark or goodwill) or (b) any modification of any licensing agreement with respect to any such intangible asset; or

                 6.3.7  agree or commit  to take any  action  precluded  by this
Section 6.3.

         Section 6.4 Closing Documents. The Company and the Counsel Entities shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered to the Purchaser, the documents or instruments described in Section 7.2. The Purchaser shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered, to the Counsel Entities, the documents or instruments described in Section 7.3.

         Section 6.5  Transfer and Other Taxes.

                 6.5.1 The US Seller shall pay any stamp, stock transfer, sales, purchase, use or similar Tax under the laws of any Governmental Authority arising out of or resulting from the purchase of the Interests by the Purchaser and its subsidiaries hereunder. The US Seller shall prepare and file the required Tax returns and other required documents with respect to the Taxes and fees required to be paid by it pursuant to the preceding sentence and shall promptly provide the Purchaser with evidence of the payment of such Taxes and fees.

                 6.5.2 Opco and Licensco shall furnish Tax information to the US Seller for inclusion in the US Seller's consolidated federal income tax return and state and local income or franchise tax returns for the period which includes the Closing Date in accordance with the Companies' past custom and practice. The US Seller shall allow the Purchaser an opportunity to review and comment upon such Tax returns (including any amended returns) to the extent that they relate to the Companies and would adversely affect the Purchaser or the Companies after the Closing Date. The income of the Companies shall be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Companies as of the close of business on the Closing Date. Notwithstanding the foregoing, information which is subject to a confidentiality agreement shall not be released except to the extent required by law.

                 6.5.3 Any Tax sharing agreement between any of the Counsel Entities (or any Affiliate of any of the Counsel Entities) and any of the Companies shall be terminated as of the Closing Date and shall have no further


                              Exhibit 2.1 - Page 54
effect for any taxable year (whether the current year, a future year or a past year). At or before the Closing, the Counsel Entities shall provide to the Purchaser evidence of such termination, in form satisfactory to the Purchaser.

                  6.5.4 The US Seller shall allow the Purchaser and its counsel to participate in any audits of the US Seller's consolidated federal income tax returns to the extent that such returns relate to the Companies. The US Seller shall not settle any such audit in a manner that would adversely affect the Purchaser or the Companies after the Closing Date without the Purchaser's prior written consent, which consent shall not be unreasonably withheld.

                 6.5.5 Prior to the Closing, the US Seller shall furnish the Purchaser with a certification of the US Seller's nonforeign status in accordance with Treas. Reg. ss.1.1445-2(b)(2).

         Section 6.6 Non-Competition and Confidentiality Agreement. For a period of five years after the Closing Date, the Counsel Entities will not, and the Counsel Entities will cause their Subsidiaries (other than Subsidiaries that are not at least majority-owned) not to, (a) directly or indirectly, anywhere within the United States, engage in a Competitive Business or (b) without the written consent of the Purchaser, directly or indirectly employ, engage, contract for or solicit the services in any capacity of any Person (other than Allan Silber, Morris Perlis or James Sas) who was employed by any of the Companies on November 8, 1998, unless the employment of such Person is terminated by the Purchaser prior to any solicitation of employment or employment; or (c) use for its own benefit or divulge or convey to any third party, any Confidential Information (as hereinafter defined) relating to any of the Companies. For purposes of this


                              Exhibit 2.1 - Page 55

Agreement, the Counsel Entities shall not be deemed to have violated clause (a) of this Section 6.6 in the event that (i) the Counsel Entities or their Affiliates acquire the capital stock or a substantial portion of the assets of a Person whose revenues during its last fiscal year attributable to a Competitive Business represent (x) less than $50,000,000 and (y) less than twenty five percent (25%) of such Person's aggregate revenues, (ii) the Counsel Entities promptly offer to sell such Competitive Business to the Purchaser on commercially reasonable terms at a price that is either agreed upon by the Counsel Entities and the Purchaser or is determined by a valuation firm mutually acceptable to the Counsel Entities and the Purchaser to represent the fair market value of such Competitive Business and (iii) if the Purchaser does not accept such offer, the Counsel Entities dispose of the Competitive Business promptly, but in no event more than twelve months after the acquisition of the Competitive Business by the Counsel Entities. For purposes of this Agreement, the Counsel Entities shall not be deemed to have violated clause (a) of this
Section 6.6 by virtue of their combined ownership (together with the ownership of their Subsidiaries) of (x) less than five percent (5%) of the issued and outstanding stock of a publicly held corporation, (y) the shares of the capital stock of PharMerica or (z) shares of the capital stock of American Home Patient Inc., a Delaware corporation. For purposes of this Agreement, "Confidential Information" consists of all information, knowledge or data relating to any of the Companies including, without limitation, customer and supplier lists, formulae, trade know-how, processes, secrets, consultant contracts, pricing information, marketing plans, product development plans, business acquisition plans and all other information relating to the operation of the Companies not in the public domain or otherwise publicly available which are or were treated as confidential by the Companies. Information which enters the public domain or is publicly available loses its confidential status hereunder so long as neither the Counsel Entities nor its Affiliates directly or indirectly cause such information to enter the public domain.

         The Counsel Entities acknowledge that the restrictions contained in this Section 6.6 are reasonable and necessary to protect the legitimate interests of the Purchaser and that any breach by the Counsel Entities of any provision of this Section 6.6 will result in irreparable injury to the Purchaser. The Counsel Entities acknowledge that, in addition to all remedies available at law, the Purchaser shall be entitled to equitable relief, including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising from any such breach and shall be entitled to receive such other damages, direct or consequential, as may be appropriate. The Purchaser shall not be required to post any bond or other security in connection with any proceeding to enforce this Section 6.6.

         Section 6.7 Reasonable Efforts; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each of the Stadtlander Company, the Counsel Entities and the Purchaser will use all reasonable efforts to obtain consents of all Governmental Authorities and third parties necessary to the consummation of the transactions contemplated by this Agreement. In the event that at any time after Closing any further action is necessary to carry out the purposes of this Agreement or to obtain any licenses or consents required, necessary or advisable in connection with the operation of any of the Businesses, the Counsel Entities or the Purchaser, as the case may be, shall take all such action without any further consideration therefor.

         Section 6.8  Third Party Proposals.

                 6.8.1 Each of the  Stadtlander  Company,  the US Seller and the
Canadian Corporation agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving the Companies, or acquisition of any capital stock from or membership interests in the Companies or any assets of the Companies in a transaction outside of the Ordinary Course of Business, or any acquisition by any of the Companies of any material assets


                              Exhibit 2.1 - Page 56
or capital stock of any other person or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than the Purchaser, a wholly-owned subsidiary of the Purchaser or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring it to terminate this Agreement or abandon, terminate or fail to consummate the Closing or any other transactions contemplated by this Agreement; provided that, at any time prior to the approval of the transactions contemplated hereby by the shareholders of the Canadian Corporation, the Canadian Corporation may furnish information to, and negotiate or otherwise engage in discussions with, any party who delivers a written proposal for a Competing Transaction which was not solicited or encouraged after November 8, 1998 if and so long as the Board of Directors of the Canadian Corporation determines in good faith by a majority vote, after consultation with and receipt of advice from its outside legal counsel, that failing to take such action would be inconsistent with the fiduciary duties of the Board of Directors of the Canadian Corporation under applicable laws and determines that such a proposal is, after consulting with Donaldson, Lufkin and Jenrette (or any other nationally recognized investment banking firm), more favorable to the Canadian Corporation's shareholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by the Purchaser in response to such Competing Transaction). The Stadtlander Company and the Counsel Entities will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Competing Transaction. Notwithstanding any other provision of this Section 6.8.1, in the event that, prior to the approval of the transactions contemplated hereby by the shareholders of the Canadian Corporation, the Board of Directors of the Canadian Corporation determines in good faith by a majority vote, after consultation with and receipt of advice from outside legal counsel, that failure to do so would be inconsistent with the fiduciary duties of the Canadian
Corporation's Board of Directors, the Board of Directors of the Canadian Corporation may (subject to this and the following sentences) withdraw, modify or change, in a manner adverse to the Purchaser, its recommendation in favor of the transactions contemplated hereby, provided that it uses all reasonable efforts to give the Purchaser two calendar days prior written notice of its intention to do so (provided that the foregoing shall in no way limit or otherwise affect the Purchaser's right to terminate this Agreement pursuant to
Section 8.1.14). The Canadian Corporation's Board of Directors shall not, in connection with any such withdrawal, modification or change of its recommendation with respect to the transactions contemplated hereby, take any action to change the approval of the Board of Directors of the Canadian Corporation for purposes of causing any takeover statute or other law to be applicable to the transactions contemplated hereby, including the Closing or the performance of the Support Agreements. From and after the execution of this Agreement, the Stadtlander Company and the Counsel Entities shall immediately advise the Purchaser in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Competing Transaction (including the specific terms thereof and the identity of the other


                              Exhibit 2.1 - Page 57
party or parties involved) and furnish to the Purchaser within 24 hours of such receipt an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of any such written proposal in addition to any information provided to any third party relating thereto. In addition, the Stadtlander Company and the Counsel Entities shall immediately advise the Purchaser, in writing, if the Board of Directors of the Canadian Corporation shall make any determination as to any Competing Transaction as contemplated by the proviso to the first sentence of this Section 6.8.1.

                  6.8.2 If, prior to the approval of the transactions contemplated hereby by the shareholders of the Canadian Corporation, the Board of Directors of the Canadian Corporation shall determine in good faith, after consultation with its financial and legal advisors, with respect to any written proposal from a third party for a Competing Transaction received after November 8, 1998 that was not solicited or encouraged by the Canadian Corporation or any of its subsidiaries or Affiliates in violation of this Agreement, that failure to enter into such Competing Transaction would be inconsistent with the fiduciary duties of the Board of Directors of the Canadian Corporation and that such Competing Transaction is more favorable to the shareholders of the Canadian Corporation from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions of such transaction proposed in writing by the Purchaser in response to such Competing Transaction) and is in the best interest of the Canadian Corporation's shareholders and the Canadian Corporation has received (x) the advice of its outside legal counsel as to whether failure to enter into such a Competing Transaction would be inconsistent with a breach of the Board of Directors' fiduciary duties and (y) advice from Donaldson, Lufkin & Jenrette (or any other nationally recognized investment banking firm) that the Competing Transaction is more favorable from a financial point of view to the Canadian Corporation's shareholders than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions of such transaction proposed in writing by the Purchaser), the Canadian Corporation may terminate this Agreement and enter into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") with respect to such Competing Transaction provided that, prior to any such termination, (i) the Canadian Corporation has provided the Purchaser with written notice that it intends to terminate this Agreement pursuant to this Section 6.8.2, identifying the Competing Transaction then determined to be more favorable and the parties thereto and delivering an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of the Acquisition Agreement to be entered into for such Competing Transaction, and (ii) at least three full Business Days after the Canadian Corporation has provided the notice referred to in clause (i) above (provided that the advice referred to in clauses (x) and (y) above shall continue in effect without revocation, revision or modification), the Canadian Corporation, as a condition to termination, delivers to the Purchaser (A) a written notice of termination of this Agreement pursuant to this Section 6.8.2 and (B) a certified or bank cashier's check in the amount of twelve million dollars ($12,000,000).


                              Exhibit 2.1 - Page 58

         Section 6.9 Tax Election. The parties hereto intend that the purchase and sale of the Interests hereunder be treated for purposes of federal, state, local and foreign tax law as a purchase and sale of the assets of the Companies. Consequently, the US Seller shall join with the Purchaser in making any elections (collectively, the "338(h)(10) Elections") necessary to accomplish that result under the laws of any Governmental Authority in which either Opco or Licensco is characterized for tax purposes as an association (or other entity having an identity distinct from the US Seller), and shall otherwise comply with the following provisions:

                 6.9.1 The Purchaser shall determine the allocation of the Net Purchase Price and the liabilities of the Companies (plus other relevant items) to the assets of the Companies and shall furnish to the US Seller a schedule (the "Allocation Schedule") setting forth that allocation. Neither the Purchaser nor the US Seller shall take any action or any position that is inconsistent with the Allocation Schedule on any Tax return or in any administrative or judicial proceeding.

                 6.9.2 The Purchaser and the US Seller shall on a timely basis file all forms required under the laws of any Governmental Authority to effect the 338(h)(10) Elections, if any, which forms shall be prepared consistently with the Allocation Schedule.

                 6.9.3 At the Closing, the Purchaser shall pay to the US Seller the sum of twenty-eight million dollars ($28,000,000) as consideration for the US Seller's compliance with the provisions of this Section 6.9.

                 6.9.4 Notwithstanding any other provisions of this Section 6.9, the US Seller will be responsible for paying any Taxes imposed as a result of the transactions contemplated by the Transaction Agreements and the Counsel Entities will indemnify and hold harmless the Purchaser and the Companies against any Damages arising out of any failure to pay such Taxes.

         Section 6.10 Hart-Scott-Rodino Filings. Each of the Purchaser, the Stadtlander Company and the Counsel Entities will use all reasonable efforts to file with the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") within five Business
Days after November 8, 1998 the notification and report form (the "Report") required under the HSR Act with respect to the transactions contemplated hereby. Each of the Stadtlander Company, the Counsel Entities and the Purchaser shall cooperate with each other to the extent necessary to assist each other in the preparation of its Report, shall request early termination of the waiting period required by the HSR Act and, if requested, will promptly amend or furnish additional information thereunder if requested by the Antitrust Division and/or the FTC.

         Section 6.11 Notification by the Purchaser. The Purchaser shall promptly inform the Counsel Entities in writing if, prior to the consummation of


                              Exhibit 2.1 - Page 59
the Closing, any of the representations and warranties contained in Article V cease to be accurate and complete.

         Section 6.12 Agreements. At the Closing, the Purchaser and the Canadian Corporation shall (and shall cause its subsidiaries to) execute and deliver the Voting Trust Agreement and make all deliveries required thereunder and the Canadian Corporation shall (and shall cause its subsidiaries to) execute and deliver the Proxy and the Back-Up Option Agreement.

         Section 6.13  Company Options.

                 6.13.1 The following terms shall have the following meanings:

                 6.13.1.1  "Total  Price"  means (a)  $300,000,000  plus (b) the aggregate amount of cash payable to the Stadtlander Company upon the exercise in full of all Stock Options outstanding immediately prior to the consummation of the Company/Opco Merger plus (c) the amount, if any, by which the Certified Net Debt is less than $100,000,000 plus (d) the Stock Appreciation Figure minus (e) the amount, if any, by which the Certified Net Debt is greater than $100,000,000. For purposes of this Agreement, the term "Stock Appreciation
Figure" shall mean 6,045,340 (representing $150,000,000 divided by $24.8125) multiplied by the extent, if any, by which the Market Value Average exceeds $24.8125. It is understood that the Stock Appreciation Figure shall be zero in the event that the Market Value Average is less than or equal to $24.8125.

                 6.13.1.2 "Fully Diluted Number" means the sum of (i) the aggregate number of shares of Stadtlander Common Stock outstanding immediately prior to the consummation of the Company/Opco Merger plus (ii) the aggregate number of shares of Stadtlander Common Stock covered by subscriptions, options, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements obligating the Stadtlander Company to issue, or to transfer from treasury, any shares of Stadtlander Common Stock, or securities convertible into any such shares, which options, warrants or other rights are outstanding immediately prior to the consummation of the Company/Opco Merger.

                 6.13.1.3 "Share Price" means the "Total Price" divided by the Fully Diluted Number.

                 6.13.1.4 "Stock Option" means an option to purchase one or more shares of Stadtlander Common Stock pursuant to the Stadtlander Company's 1996 Incentive and Non-qualified Stock Option Plan for Key Personnel and Directors or pursuant to any other plan or agreement approved by the Board of Directors of the Stadtlander Company; provided, however, that the exercise price of such option is the same for each share of Stadtlander Common Stock covered thereby. Accordingly, a Person who owns stock options to purchase Stadtlander Common


                              Exhibit 2.1 - Page 60

Stock at more than one exercise price shall be deemed to own one Stock Option for each separate exercise price.

                 6.13.1.5 "Optionee" shall mean each Person who owns one or more Stock Options immediately prior to the transactions described in Article IA and who executes an Option Cancellation Agreement prior to such transactions; the Counsel Entities covenant that all other Stock Options shall be cancelled in connection with the Company/Opco Merger. "Designated Optionee" shall mean each of Allan Silber, Morris Perlis, James Sas and Gordon Vanscoy. "Non-Designated Optionee" shall mean each Optionee other than the Designated Optionees.

                 6.13.1.6 "Aggregate Appreciation" for an Optionee means, for each Stock Option held by such Optionee immediately prior to the consummation of the Company/Opco Merger, (a) the amount by which the Share Price exceeds the exercise price of such Stock Option, multiplied by (b) the number of shares of Stadtlander Common Stock covered by such Stock Option.

                 6.13.2 Prior to the consummation of the Company/Opco Merger, the Company shall enter into Designated Optionee Option Cancellation Agreements with each of the Designated Optionees and Non-Designated Optionee Option Cancellation Agreements with each of the Non-Designated Optionees. Each of the Option Cancellation Agreements shall provide that (a) concurrent with the Closing, the Company shall pay to the applicable Optionee, in cash, a dollar amount equal to such Optionee's Aggregate Appreciation for each of such Optionee's Stock Options and (b) upon receipt of such payment, all of such Optionee's rights with respect to the Stock Options shall be canceled.

         Section 6.14 Retained Employees. It is understood that on and after the Closing, Allan Silber, Morris Perlis and James Sas (the "Retained Employees") shall cease to be employees of the Companies and shall become, or continue to be, employees of the Counsel Entities. The Counsel Entities agree that, subject to the terms of the Transitional Consulting Agreements, the Counsel Entities shall assume, and shall indemnify the Companies against, all liabilities arising after the Closing with respect to the post-Closing employment of the Retained Employees, including without limitation all liabilities arising under any employment agreement or employment benefit plan applicable to any of the Retained Employees. Concurrent with the execution of the Prior Contract, the Purchaser and the Retained Employees entered into transitional consulting agreements in the form and substance of the agreements annexed hereto as Appendix 6.14 (the "Transitional Consulting Agreements"). For the first thirty
(30) days after the Closing, the Counsel Entities shall make James Sas available to the Companies as a consultant on an as requested basis for up to fifty percent (50%) of James Sas' work week. For the next one hundred and fifty (150) days thereafter, the Counsel Entities shall make James Sas available to the Companies on an as requested basis for up to twenty percent (20%) of James Sas' work week. The Purchaser shall cause the Company to reimburse the Counsel


                              Exhibit 2.1 - Page 61

Entities for work performed by James Sas at the Company's request at a rate of $130 per hour. In the performance of such work, James Sas shall be employed as an employee of one or both of the Counsel Entities or an affiliate thereof and shall be designated by the Counsel Entities to provide consulting services to the Purchaser in accordance with this Section 6.14.

         Section 6.15 PharMerica Shares. The Canadian Corporation agrees as follows with respect to the PharMerica Shares that it and its subsidiaries now or may hereinafter beneficially own or otherwise hold (the "Subject PharMerica Shares"):

                  6.15.1 Without the prior written consent of the Purchaser, until December 31, 1999, the Canadian Corporation will not (and will not permit its subsidiaries to), directly or indirectly, offer, sell, pledge (other than the pledge existing on November 8, 1998, which pledge does not preclude the Canadian Corporation or its Subsidiaries from voting any Subject PharMerica Shares), transfer, contract to sell, grant any option to purchase or otherwise dispose of any Subject PharMerica Shares or any securities convertible into, derivative of or exercisable or exchangeable for any Subject PharMerica Shares, provided, however, that this Section 6.15.1 shall not prohibit the Canadian Corporation from distributing Subject PharMerica Shares to its shareholders as a dividend at any time after December 25, 1999 and shall not prohibit the Canadian Corporation or its subsidiaries from selling the Subject PharMerica Shares pursuant to Section 6.15.2 at any time. At or prior to the Closing, the Canadian Corporation shall (and shall cause each of its subsidiaries that then owns PharMerica Shares to) use its best efforts to cause the stock certificates representing the Subject PharMerica Shares to be legended, in a manner reasonably satisfactory to the Purchaser, to reflect the restrictions set forth in this Section 6.15.

                  6.15.2 In the event that the Canadian Corporation or any of its subsidiaries receives, and desires to accept, a Bona Fide Offer from a third-party (an "Offeror") to purchase for consideration any of the Subject PharMerica Shares, the Canadian Corporation will (or will cause its subsidiaries
to) promptly deliver to the Purchaser written notice of the intended disposition (the "Disposition Notice") and the basic terms and conditions of the proposed disposition, including the identity of the Offeror. The Purchaser will have the right, exercisable upon written notice to the Canadian Corporation within ten
(10) Business Days after receipt of the Disposition Notice, to purchase the Subject PharMerica Shares covered by such Bona Fide Offer on the same terms and conditions as those set forth in the Disposition Notice. The Canadian Corporation will not (and will cause its subsidiaries not to) sell any of such Subject PharMerica Shares to the Offeror unless and until either (i) the Purchaser notifies the Canadian Corporation (or its subsidiaries, if applicable) that the Purchaser does not intend to meet the terms set forth in the
Disposition   Notice  or  (ii)  the  Purchaser  fails  to  advise  the  Canadian
Corporation (or its subsidiaries, if applicable) in writing, prior to the expiration of such ten (10) Business Day period, that the Purchaser agrees to


                              Exhibit 2.1 - Page 62
purchase such Subject PharMerica Shares on the terms set forth in the Disposition Notice. In the event that the Purchaser advises the Canadian Corporation (or its subsidiaries, if applicable) of such agreement within such ten (10) Business Day period, the Canadian Corporation will (or will cause its subsidiaries to) sell to the Purchaser, and the Purchaser will purchase from the Canadian Corporation (or its subsidiaries, if applicable), the Subject PharMerica Shares covered by the Bona Fide Offer upon the terms and conditions set forth in the Disposition Notice at a closing to be held on the later of (x) the fifth Business Day after the Canadian Corporation's (or its subsidiaries', if applicable) receipt of notice of acceptance from the Purchaser or (y) the second Business Day after the parties to such closing shall have received all regulatory approvals necessary to consummate such closing. If the Purchaser does not elect to purchase such Subject PharMerica Shares, the Canadian Corporation (or its subsidiaries, if applicable) will be permitted to sell such Subject PharMerica Shares to the Offeror upon the terms and conditions set forth in the Disposition Notice. If such sale is not consummated within 120 calendar days of the mailing of the original Disposition Notice, the procedures of this paragraph shall be followed again. For purposes of this Agreement, the term "Bona Fide Offer" shall mean a bona fide offer to acquire some or all of the Subject PharMerica Shares, provided that (x) the Offeror is not an Affiliate of the Canadian Corporation, (b) if the offer is a cash offer, such offer is fully financed, (c) if the offer is not a cash offer, it is an offer of marketable securities having a readily ascertainable market and (d) the offer is not subject to any conditions other than conditions, if any, imposed pursuant to the HSR Act. The provisions of this Section 6.15.2 shall cease to apply on the sooner of (x) December 31, 1999 and (y) the first date on which the Canadian Corporation and its subsidiaries, having complied with this Section 6.15, no longer beneficially own or otherwise hold any Subject PharMerica Shares.

                  6.15.3 In the event that the shareholders of PharMerica are asked to vote (either by vote, solicitation of proxies, solicitation of consents or otherwise) with respect to a PharMerica Business Combination involving PharMerica at any time prior to December 31, 2001, the Canadian Corporation shall (and shall cause its subsidiaries to) (a) notify the Purchaser that such vote is being conducted promptly after the Canadian Corporation is advised that such vote is to be taken and (b) vote all of the Subject PharMerica Shares then owned by the Canadian Corporation in accordance with the Purchaser's written instructions if the Purchaser provides the Canadian Corporation and such subsidiaries with such instructions prior to the date of the meeting of Party's shareholders or the date three (3) Business Days prior to the last date on which consents may be submitted. The provisions of this Section 6.15.3 shall terminate as to Subject PharMerica Shares transferred or distributed in accordance with Sections 6.15.1 or 6.15.2 upon such transfer or distribution.

         Section 6.16 Environmental Matters. Prior to the Closing, the Purchaser shall have the right, at its expense, to make such environmental studies of each of the premises at which the Companies perform the Businesses (the "Premises"), including reviewing records, inspecting the properties and testing the air, subsoil, groundwater and building materials at the Premises, as it shall deem necessary to determine whether the Premises are in compliance with all applicable Environmental Laws and whether any Regulated Substances are present


                              Exhibit 2.1 - Page 63
at the Premises, but shall indemnify and hold the Companies harmless from any loss, cost or damage proximately caused by such inspection. Such inspection shall be scheduled and performed so as not to unreasonably interfere with the Companies' business.

         Section 6.17 Canadian Corporation's Shareholders' Meeting.

                 6.17.1 The Canadian Corporation shall take all action in accordance with all applicable laws necessary to convene a special meeting of the shareholders of the Canadian Corporation (the "Canadian Corporations' Shareholders Meeting") to be held on the earliest practical date after November 8, 1998 and use its best efforts to obtain the consent and approval of the Canadian Corporation's shareholders with respect to the transactions contemplated hereby.

                 6.17.2 The Canadian Corporation shall, as soon as is reasonably practicable, prepare an information circular in accordance with all applicable laws and regulations pertaining thereto (the "Information Circular") for review by the Purchaser. Subject to the consent of the Purchaser (which shall not be unreasonably withheld), the Canadian Corporation shall prepare and file the Information Circular with the requisite Canadian regulatory authorities as soon as is reasonably practicable following receipt of comments from the Purchaser's representatives and shall use all reasonable efforts to have the Information Circular declared effective by the requisite Canadian regulatory authorities or otherwise comply with all prerequisites to delivery of the Information Circular to the Canadian Corporation's shareholders and shall use all reasonable efforts to comply with all applicable legal requirements with respect to the Information Circular through the date of the Canadian Corporations' Shareholders Meeting. If, at any time prior to the date of such meeting, the Canadian Corporation shall obtain knowledge of any information contained in or omitted from the
Information Circular that would require an amendment or supplement to the Information Circular, the Canadian Corporation will so advise the Purchaser in writing and will promptly take such action, if any, as shall be required by law to amend or supplement the Information Circular. Such Information Circular shall include the Canadian Corporation's Board Recommendation. The Canadian Corporation also shall take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any jurisdiction's securities laws in connection with the Canadian Corporation's Shareholders Meeting.

         Section 6.18 Payment of Certain Debt. Subsequent to the Closing, the Purchaser shall cause the Companies to pay the debt of the Companies included within the Net Debt as of the Closing Date, except that any such debt secured by any assets of the Companies shall be paid contemporaneously with the Closing. Pursuant to such obligation, the Purchaser shall cause the Company to pay, contemporaneously with the Closing (to the extent that the debt is secured by any assets of the Companies) or as soon as practicable after the Closing Date, any such indebtedness owed by the Company to the Canadian Corporation and, subject to the next sentence hereof, any such indebtedness owed by the Company to any financial institution ("Bank Debt"). Notwithstanding the foregoing, in


                              Exhibit 2.1 - Page 64
the event that at least three Business Days prior to the Closing, (a) the Canadian Corporation advises the Purchaser that such payment of any portion of the Bank Debt will result in the payment of prepayment, breakage or other similar fees (which fees will be included as liabilities in determining the Net Worth as of the Closing Date pursuant to Section 2.5.3 if paid by any of the Companies), (b) the Canadian Corporation advises the Purchaser that the Canadian Corporation is willing to assume all of the Companies' obligations with respect to such portion of the Bank Debt upon payment by the Company to the Canadian
Corporation of an amount equal to the aggregate dollar amount of such obligations (limited to principal and interest through the date of payment) as of the Closing Date (the "Fee-Related Bank Debt") and (c) the lender of the Fee-Related Bank Debt provides the Company with documentation, in form and substance satisfactory to the Purchaser, to the effect that upon payment of the Fee-Related Bank Debt by the Company to the Canadian Corporation, (i) the Companies will be discharged from any and all liability with respect to the Fee-Related Bank Debt (including, without limitation, any obligation to pay any principal, interest or premium with respect to the Fee-Related Bank Debt and any obligation to pay any prepayment, breakage or similar fee) and (ii) such lender will release all liens, encumbrances and security interests securing the payment of such Fee-Related Bank Debt with respect to any assets or other property of the Companies, then, in lieu of causing the Company to repay the Fee-Related Bank Debt, the Purchaser shall cause the Company, contemporaneous with the Closing, to pay to the Canadian Corporation an amount equal to the Fee-Related Bank Debt, provided that at the time of such payment the Companies shall receive such discharges and releases as the Purchaser and the Company shall reasonably request. Any debt paid contemporaneously with the Closing pursuant to this
Section 6.18 and any amount paid to the Canadian Corporation contemporaneous with the Closing pursuant to this Section 6.18 shall be deemed to be part of the Net Debt of the Companies as of the Closing Date for purposes of Article II and shall be liabilities of the Companies for purposes of determining the Net Worth as of the Closing Date, notwithstanding any provision herein to the contrary.

         Section 6.19 Pharmaceutical Supply Agreement and Shared Services Agreement. Following the Closing, the Canadian Corporation and Purchaser will negotiate in good faith a pharmaceutical supply agreement and a shared services agreement, which is independent of the terms of this Agreement.

         Section 6.20 Access to Prepare the Proposed Statement and to Review Other Documents. Subsequent to the Closing, the Purchaser shall cause the Companies to grant to the Counsel Entities' representatives access to the premises, books and records of the Companies upon reasonable notice during regular business hours for the purpose of enabling the Counsel Entities to prepare the Proposed Statement and of enabling the Counsel Entities to perform their responsibilities and exercise their rights under Section 2.5. The Counsel Entities shall not use any information obtained pursuant to this Section 6.1 for any purpose unrelated to the matters referred to in Section 2.5. Such


                              Exhibit 2.1 - Page 65
information  shall  constitute   "Confidential   Information"   subject  to  the
limitations provided for in Section 6.6.

         Section 6.21 Assignment of Rights. At the Closing, the Counsel Entities shall execute a non-exclusive assignment (the "Assignment"), in the form and substance of the assignment annexed hereto as Appendix 6.21, pursuant to which the Counsel Entities shall assign on a non-exclusive basis to the Purchaser all of the rights of indemnification that the Counsel Entities have received from third-parties with respect to the Companies, including without limitation the rights of indemnification, if any, granted to the Counsel Entities with respect to the proceedings described in Section 3.13 of the Companies' Disclosure Schedule, to the extent that the Counsel Entities have the right to effect such assignments. At the Purchaser's request, the Counsel Entities will use commercially reasonable efforts to obtain any necessary consents to such assignments.

         Section 6.22   Audited Financial Statements.

                 6.22.1 As promptly as practicable after the execution of this Agreement and, in all events, prior to the Closing, the Counsel Entities shall provide to the Purchaser an audited consolidated balance sheet of the Companies as of September 30, 1998 (the "Interim Audited Balance Sheet") and audited consolidated statements of income, cash flows and changes in shareholders' equity of the Companies for the nine months ended September 30, 1998, together with an unqualified report thereon of the Accountants which report is in form and substance satisfactory to the Purchaser. Such financial statements (the "Interim Audited Financial Statements") shall be prepared in accordance with GAAP, consistently applied, and shall conform to all provisions of the SEC's Regulation S-X, such that the Interim Audited Financial Statements are suitable for filing by the Purchaser with the SEC in response to Items 2 and 7 of the SEC's Current Report on Form 8-K.

                 6.22.2 At the Closing, the Counsel Entities shall cause the Accountants to deliver to the Purchaser an executed consent, in form and substance satisfactory to the Purchaser and suitable for filing by the Purchaser with the SEC, which consent shall authorize the Purchaser to file with the SEC the report referred to in Section 6.22.1 and all reports delivered by the Accountants with respect to the Financial Statements included within Section
3.15 of the Companies' Disclosure Schedule.

                 6.22.3 Upon the Purchaser's request, contemporaneous with the delivery of the Interim Audited Financial Statements pursuant to Section 6.22.1, the Counsel Entities shall cause the Accountants to make available to the Purchaser and its representatives the work papers generated in connection with the Accountants' audit of the Interim Audited Financial Statements.

                 6.22.4 In the event that (i) the Purchaser disputes any aspect of the Interim Audited Financial Statements on the basis that, in any respect,


                              Exhibit 2.1 - Page 66
the Interim Audited Financial Statements were not prepared in accordance with GAAP, consistently applied, (ii) the Purchaser notifies the Counsel Entities of such dispute or disputes within fourteen (14) calendar days after the Purchaser's receipt of such financial statements and (iii) the Purchaser and the Counsel Entities are unable to resolve such dispute or disputes within seven (7) calendar days after the Purchaser delivers such notice to the Counsel Entities, the Purchaser shall have the right to refer such dispute or disputes to an independent accounting firm mutually acceptable to the Purchaser and the Counsel Entities (the "Audit Firm"). In the event of such a referral, the Purchaser, the Counsel Entities and the Company shall cooperate with the Audit Firm in providing the Audit Firm with such information as the Audit Firm shall reasonably request for purposes of resolving such disputed items. The conclusions of the Audit Firm shall be binding upon the parties hereto with respect to (a) any claims that may be made hereunder with respect to the representations made by the Company and the Counsel Entities regarding the Interim Balance Sheet and the Interim Income, Stockholders' Equity and Cash Flow Statements and (b) the calculation of the Net Worth as of September 30, 1998. In the event that any such dispute or disputes is or are referred by the Purchaser to the Audit Firm, (a) the Closing shall not be held prior to the fifth Business Day after the Audit Firm has delivered to the parties hereto its written report with respect to the items in dispute and (b) the Outside Date shall be extended by the number of calendar days that elapse from the date of such referral to the sixth Business Day after such delivery has been made. The Counsel Entities shall pay the fees of its accountants, including without limitation the Accountants, and the Purchaser shall pay the fees of the CPA to the extent that the CPA is involved, in connection with the preparation and review of the Interim Audited Financial Statements. The fees and disbursements of any Audit Firm retained pursuant to the provisions of this Section 6.22 shall be borne one-half by the Purchaser and one-half by the Counsel Entities.

                 6.22.5 For purposes of this Agreement, the term "September 30 Net Worth" shall mean (x) the Net Worth reflected in the Interim Audited Balance Sheet in the event that the Purchaser does not provide the notice referred to in clause (ii) of Section 6.22.4, (y) the Net Worth as of September 30, 1998 that the Purchaser and the Counsel Entities shall agree upon in writing in the event that the Purchaser provides the notice referred to in clause (ii) of Section
6.22.4 but such agreement of the Purchaser and the Counsel Entities is reached prior to the resolution of any disputed matters by the Audit Firm pursuant to this Section 6.22 and (z) the Net Worth as of September 30, 1998 as determined by the Audit Firm (which firm shall determine such Net Worth by combining its conclusions with respect to all matters in dispute with the conclusions of the Counsel Entities and the Purchaser with respect to all matters not in dispute) in the event that the Purchaser provides the notice referred to in clause (ii) of Section 6.22.4 and the Purchaser and the Counsel Entities are unable to agree upon the disputed matters prior to the resolution of any disputed matters by the Audit Firm.

         Section 6.23 Waiver The Purchaser waives compliance by the Counsel Entities with all applicable bulk sales laws.


                              Exhibit 2.1 - Page 67

         Section 6.24 Name Change. Subsequent to the Closing, the Counsel Entities shall take such actions as the Purchaser shall reasonably request to assure that Opco is entitled to utilize the names "Stadtlander Drug", "Stadtlander Drug Distribution" and any derivatives thereof in any jurisdictions designated by the Purchaser.

         Section 6.25 Stadt Solutions. After the Closing, Opco and Purchaser will use their good faith efforts to negotiate a resolution with PMR Corporation, the other member of Stadt Solutions, LLC ("Solutions"), of any dispute which may arise concerning the matters referred to in Section9.2.1(xiv).

                                   ARTICLE VII

                              Conditions to Closing

         Section 7.1 Mutual Conditions The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to Closing of the following conditions:

                 7.1.1 No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect or commenced any action or proceeding, which in either case would prohibit consummation of the transactions contemplated by this Agreement or would threaten the imposition of material damages upon consummation of such transactions.

                 7.1.2 The waiting period required by the HSR Act, and any extensions thereof obtained by request or other action of the FTC and/or the Antitrust Division, shall have expired or been terminated by the FTC and the Antitrust Division.

                 7.1.3 The shareholders of the Canadian Corporation shall have approved the transactions contemplated hereby.

                 7.1.4 No third-party shall have instituted any suit or proceeding against any party hereto to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby, or to seek damages from or impose obligations upon any party hereto by reason of the transactions contemplated hereby, which, in such party's reasonable judgment, would involve expense or lapse of time that would be materially adverse to such party's interest.

                 7.1.5 The BBC Shares required to be delivered by the Purchaser at the Closing shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.


                              Exhibit 2.1 - Page 68

         Section 7.2 Conditions to the Purchaser's Obligations. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment prior to or at Closing of each of the following conditions:

                 7.2.1 The representations and warranties of the Company and the Counsel Entities set forth in Articles IA, III and IV shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which representations and warranties shall be true in all respects) on November 8, 1998 and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be measured only as of such specified date).

                 7.2.2 Each of the US Seller, the Canadian Corporation and the Company shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it under the Transaction Agreements at or prior to the Closing.

                 7.2.3 During the period from September 30, 1998 through the Closing Date, there shall not have been any Material Adverse Change affecting the Companies taken as a whole, nor any loss or damage to the assets of the Companies, whether or not insured, which materially affects the Companies' ability to conduct the Businesses. The Purchaser shall have received a certificate (executed by the President or any Vice President of the Canadian Corporation to such officer's best knowledge), dated the Closing Date, to the foregoing effect and to the further effect that any liabilities of the Companies at the Closing Date which were not reflected on the Interim Balance Sheet are either (a) liabilities incurred in the Ordinary Course of Business subsequent to the date of that Interim Balance Sheet, (b) liabilities contemplated by this Agreement or (c) liabilities which are not required by GAAP to be disclosed in a balance sheet or the notes thereto.

                 7.2.4 (i) All authorizations,  consents,  waivers, approvals or other actions required in connection with the execution, delivery and performance of this Agreement by the Company and the Counsel Entities and the consummation by the Company and the Counsel Entities of the transactions contemplated hereby shall have been obtained and shall be in full force and effect; (ii) the Company and the Counsel Entities shall have obtained any authorizations, consents, waivers, approvals or other actions required to prevent a material breach or default by any of the Companies under any contract to which any of the Companies is a party or for the continuation of any agreement to which any of the Companies is a party; and (iii) all authorizations, consents, waivers, approvals or other actions necessary to permit the Purchaser to own the Interests shall have been obtained and shall be in full force and effect.

                 7.2.5 Prior to or at the Closing, the US Seller shall have executed and delivered the LLC Assignments to the Purchaser, the Purchaser Operating Subsidiary and the Purchaser Licensing Subsidiary. Prior to or at the


                              Exhibit 2.1 - Page 69

Closing, the Canadian Corporation and each subsidiary of the Canadian Corporation that own PharMerica Shares shall have executed and delivered to the Purchaser the Voting Trust Agreement (and the Canadian Corporation and such subsidiaries shall have made all deliveries required thereunder), the Proxy and the Back-Up Option Agreement. The Transitional Consulting Agreements shall remain in full force and effect.

                 7.2.6 Each of the Employee Agreements and each of the Option Cancellation Agreements executed by the Optionees shall remain in full force and effect and shall not have been amended (other than to give effect to the transactions contemplated by Article IA) without the Purchaser's consent at any time between November 8, 1998 and the Closing Date.

                 7.2.7 Prior to or at the Closing, the Counsel Entities and the Company shall have delivered such other closing documents as shall be reasonably requested by the Purchaser in form and substance acceptable to the Purchaser's counsel (which acceptance shall not be unreasonably withheld), including the following:

                           (i) a certificate of the President or a Vice President of each of the US Seller and the Canadian Corporation and of a representative of Opco and Licensco, dated the Closing Date, to the effect that (1) the person signing such certificate is familiar with this Agreement and (2) to the best of such person's knowledge, the conditions specified in Section 7.2.1, 7.2.2, 7.2.3 and 7.2.4 have been satisfied;

                           (ii) a certificate of the Secretary or Assistant Secretary of each of the US Seller and the Canadian Corporation and of a representative of Opco and Licensco, dated the Closing Date, as to the incumbency of any officer of such entity executing this Agreement or any document related hereto and covering such other matters as the Purchaser may reasonably request;

                           (iii) a certified copy of (1) the Certificate of Incorporation and by-laws of the Stadtlander Company and all amendments thereto in effect immediately prior to the consummation of the Company/Opco Merger and (2) the resolutions of the Stadtlander Company's Board of Directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

                           (iv) a certified copy of (1) the Certificate of Incorporation and by-laws of the US Seller and all amendments thereto and (2) the resolutions of the US Seller's Board of Directors authorizing the execution, delivery and consummation of this Agreement, the Assignment and the transactions contemplated hereby and thereby;

                           (v) a certified copy of (1) the organizational documents of the Canadian Corporation and all amendments thereto and


                              Exhibit 2.1 - Page 70

         (2) the resolutions of the Canadian Corporation's Board of Directors authorizing the execution, delivery and consummation of this Agreement, the Voting Trust Agreement, the Proxy, the Assignment and the Back-Up Option Agreement and the transactions contemplated hereby and thereby;

                           (vi) an opinion of Harwell Howard Hyne Gabbert & Manner, P.C., counsel to the Stadtlander Company, Licensco, Opco and the Counsel Entities, dated the Closing Date, and substantially in the form and substance of the letter annexed hereto as Appendix 7.2.7A (provided that such firm may rely on other attorneys with respect to issues of local law if such attorneys are reasonably acceptable to the Purchaser, the firm of Harwell Howard Hyne Gabbert & Manner, P.C. advises the Purchaser that it is reasonable to rely on such attorneys and such attorneys' opinion is furnished directly to the Purchaser); an opinion of Goodman, Phillips and Vineberg, counsel to the Canadian Corporation, dated the Closing Date, and substantially in the form and substance of the letter annexed hereto as Appendix 7.2.7B; and an opinion of William McCormick, counsel to the Company, dated the Closing Date, and substantially in the form and substance of the letter annexed hereto as Appendix 7.2.7C;

                           (vii) copies, certified by the Secretary of the US Seller, of the limited liability company agreements of each of Opco and Licensco in effect immediately prior to the Closing; and

                           (viii) such other documents or instruments as the Purchaser reasonably requests to effect the transactions contemplated hereby.

                 7.2.8 Prior to or at the Closing, to the extent requested by the Purchaser, each of the Companies shall have received the written resignations (in form and substance reasonably satisfactory to the Purchaser) of each of its directors and officers or persons holding similar positions in entities which do not have directors or officers, effective as of the Closing.

                 7.2.9 On or before the Closing Date, (a) the Company and each of the Designated Optionees shall have entered into option cancellation agreements in the form and substance of the agreement annexed hereto as Appendix 7.2.9A (the "Designated Optionee Option Cancellation Agreements") and (b) the Company and each of the Non-Designated Optionees shall have entered into option cancellation agreements in the form and substance of the agreement annexed hereto as Appendix 7.2.9B (the "Non-Designated Optionee Option Cancellation Agreements" and, collectively with the Designated Optionee Option Cancellation Agreements, the "Option Cancellation Agreements") .

                 7.2.10 The operating agreement for Stadt Solutions LLC shall have been amended, in form and substance satisfactory to the Purchaser, to


                              Exhibit 2.1 - Page 71
assure that neither the Purchaser nor any of its Subsidiaries (other than the Companies) shall be obligated under any of the covenants set forth in that agreement.

                 7.2.11 The Counsel Entities shall have provided to the Purchaser the Interim Audited Financial Statements in accordance with Section 6.22.1, together with an unqualified report thereon of the Accountants, which report shall be in form and substance satisfactory to the Purchaser.

                 7.2.12 Each of the transactions contemplated by Article IA shall have been consummated prior to the Closing in the order set forth in, and in accordance with, Article IA.

                 7.2.13 No shares of Stadtlander Common Stock shall have been issued at any time from November 8, 1998 through the consummation of the Closing, no shares of such stock shall be issuable subsequent to the Closing pursuant to the exercise of any Stock Options and all Stock Options shall be cancelable upon payment of the Total Option Appreciation.

                 7.2.14 Intentionally omitted.

         Section 7.3 Conditions to the Counsel Entities' Obligations. The obligations of the Counsel Entities to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

                 7.3.1 The representations and warranties of the Purchaser set forth in Article V shall be true and correct in all material respects (other than representations and warranties which are qualified as to materiality, which representations and warranties shall be true in all respects) on November 8, 1998 and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be measured only as of such specified date).

                 7.3.2 The Purchaser shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it under the Transaction Agreements at or prior to the Closing.

                 7.3.3 All authorizations or approvals or other action required in connection with the execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby shall have been obtained and shall be in full force and effect.

                 7.3.4 Prior to or at the Closing, Purchaser shall have delivered such other closing documents as shall be reasonably requested by the


                              Exhibit 2.1 - Page 72

Counsel Entities in form and substance acceptable to the Counsel Entities' counsel (which acceptance shall not be unreasonably withheld), including the following:

                           (i) a certificate of the President or a Vice President of the Purchaser, dated the Closing Date, to the effect that
         (1) the person signing such certificate is familiar with this Agreement and (2) to the best of such person's knowledge, the conditions specified in Section 7.3.1 and 7.3.2 have been satisfied;

                           (ii) a certificate of the Secretary or Assistant Secretary of the Purchaser, dated the Closing Date, as to the incumbency of any officer of the Purchaser executing this Agreement or any document related hereto and covering such other matters as the Counsel Entities may reasonably request;

                           (iii) a certified copy of (1) the Certificate of Incorporation and by-laws of the Purchaser and all amendments thereto and (2) the resolutions of the Purchaser's Board of Directors (or Executive Committee thereof) authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby and thereby;

                           (iv) an opinion of Lowenstein Sandler PC, counsel to the Purchaser, dated the Closing Date, and substantially in the form and substance of the letter annexed hereto as Appendix 7.3.4 (provided that such firm may rely on other attorneys with respect to issues of local law if such attorneys are reasonably acceptable to the Counsel Entities, the firm of Lowenstein Sandler PC advises the Counsel Entities that it is reasonable to rely on such attorneys and such attorneys' opinion is furnished directly to the Counsel Entities) , and

                           (v)  such  other  documents  or  instruments  as  the
         Counsel  Entities   reasonably   request  to  effect  the  transactions
         contemplated hereby.

                 7.3.5 During the period from June 30,1998 through the Closing Date, there shall not have been any Material Adverse Change affecting the Purchaser, other than events publicly disclosed by the Purchaser prior to November 8, 1998. The Counsel Entities shall have received a certificate (executed by the President or any Vice President of the Purchaser to such officer's best knowledge), dated the Closing Date, to the foregoing effect

                 7.3.6 Intentionally omitted.

                 7.3.7 At the Closing, the Purchaser shall have tendered payment of the Estimated Net Purchase Price in accordance with Section 2.2.2 and shall have executed and delivered the Voting Trust Agreement.



                              Exhibit 2.1 - Page 73

                                  ARTICLE VIII

                                   Termination

         8.1 Termination. This Agreement may be terminated at any time prior to the consummation of the Closing, whether before or after approval and adoption of this Agreement by the Canadian Corporation's shareholders, under the following circumstances:

                 8.1.1 by mutual written consent of the Counsel Entities and the Purchaser;

                 8.1.2 by either the Purchaser or the Counsel Entities if any permanent injunction or other order of a court or other competent governmental authority preventing the consummation of the transactions contemplated hereby shall have become final and nonappealable;

                 8.1.3 by either the Purchaser or the Counsel Entities if the Closing shall not have been consummated on or before the Outside Date (provided that the right to terminate this Agreement under this Section 8.1.3 shall not be available to any party whose willful act or willful failure to act or whose Affiliate's willful act or willful failure to act has been the cause of or resulted in the failure of the Closing to be consummated on or before the Outside Date);

                 8.1.4 by the Purchaser or the Counsel Entities if, at or before the completion of the Closing, it shall have discovered that any representation or warranty made in the Transaction Agreements for its benefit, or in any certificate, exhibit or document furnished to it pursuant to the Transaction Agreements, is untrue in any material respect (other than representations and warranties which are qualified as to materiality, which representations and warranties will give rise to termination if untrue in any respect);

                 8.1.5 by the Purchaser if the Counsel Entities or the Stadtlander Company shall have defaulted in the performance of any material obligation under the Transaction Agreements; provided, however, that in order to terminate this Agreement under this Section 8.1.5, the Purchaser shall, upon discovery of such a breach or default, give written notice thereof to the breaching party and the breaching party shall fail to cure the breach or default by the earlier of twenty (20) calendar days after receipt of such notice or the Closing Date;

                 8.1.6 by the Counsel Entities or the Stadtlander Company if the Purchaser shall have defaulted in the performance of any material obligation under the Transaction Agreements; provided, however, that in order to terminate this Agreement under this Section 8.1.6, the Counsel Entities and/or the


                              Exhibit 2.1 - Page 74

Stadtlander Company shall, upon discovery of such a breach or default, give written notice thereof to the Purchaser and the Purchaser shall fail to cure the breach or default by the earlier of twenty (20) calendar days after receipt of such notice or the Closing Date;

                 8.1.7 by either the Purchaser or the Counsel Entities, if at the Canadian Corporation's Shareholders Meeting (including any adjournment or postponement thereof) the requisite vote of the Canadian Corporation's shareholders to approve the transactions contemplated hereby shall not have been obtained;

                 8.1.8 by the Purchaser if any authorization, consent, waiver or approval required for the consummation of the transactions contemplated hereby shall require the divestiture or cessation of any of the present business or operations conducted by the Purchaser or the Companies or shall impose any other condition or requirement, which divestiture, cessation, condition or requirement the Purchaser determines, in its good faith judgment, to be materially burdensome or to deny to the Purchaser in any material respect the benefits intended to be obtained by the Purchaser pursuant to the transactions contemplated by this Agreement;

                 8.1.9 by the Purchaser, in the event that the conditions to its obligations set forth in Article VII hereof have not been satisfied or waived by the date set for the Closing or in the event that the Purchaser reasonably determines that any such condition cannot possibly be satisfied prior to the Outside Date;

                 8.1.10 by the Counsel Entities, in the event that the conditions to their obligations set forth in Article VII hereof have not been satisfied or waived by the date set for the Closing or in the event that the Counsel Entities reasonably determines that any such condition cannot possibly be satisfied prior to the Outside Date;

                 8.1.12 by the  Purchaser  if any of the Persons  designated  in
Section 3.25 of the Companies' Disclosure Schedule shall have breached in any material respect any of his, her or its obligations under any of the Support Agreements;

                 8.1.13 by the Canadian Corporation pursuant to Section 6.8.2;

                 8.1.14 by the Purchaser if the Board of Directors of the Canadian Corporation shall withdraw, modify or change its recommendation, made on or before November 8, 1998, that the shareholders of the Canadian Corporation approve the transactions contemplated hereby, or if the Board of Directors of the Canadian Corporation shall have refused to affirm such recommendation as promptly as practicable (but in any case within ten (10) Business Days) after receipt of any request from the Purchaser which request was made on a reasonable basis; or

                 8.1.15 by the Canadian Corporation in the event that the Canadian Corporation determines, and the Purchaser concurs (such concurrence not to be unreasonably withheld), that the number of shares of the Canadian


                              Exhibit 2.1 - Page 75

Corporation's capital stock for which dissenters' rights have been exercised in connection with the Canadian Corporation's Shareholders' Meeting is so substantial as to materially adversely affect the Canadian Corporation's financial condition.

         Section 8.2  Effect of Termination

                 8.2.1 In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement, except for the provisions of Sections 6.1, 10.2 and 10.9 and this Section 8.2, shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section 8.2 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement and provided, further, however, that if it shall be judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other parties for their respective out-of-pocket costs, including the fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as fees and expenses incident to the negotiation, preparation and execution of this Agreement and related documentation.

                 8.2.2 The Canadian Corporation agrees that, if:

                 8.2.2.1 the Canadian Corporation terminates this Agreement pursuant to Sections 6.8.2 and 8.1.13;

                 8.2.2.2 the Purchaser  terminates  this  Agreement  pursuant to
Section 8.1.12 or 8.1.14;

                 8.2.2.3 (A) the Purchaser or the Canadian Corporation terminates this Agreement pursuant to Section 8.1.7, (B) at the time of such failure by the Canadian Corporation's shareholders to so approve the transactions contemplated hereby there is a publicly announced or disclosed Competing Transaction with respect to any of the Companies or any of the Counsel Entities involving a third party, and (C) within 12 months after such termination, any of the Companies shall enter into an Acquisition Agreement for a Business Combination or consummates a Business Combination; or

                 8.2.2.4 the Canadian Corporation terminates this Agreement pursuant to Section 8.1.15,

then, (W) in the case of a termination by the Purchaser as described in Section 8.2.2.2, within three (3) Business Days following any such termination, (X) in the case of a termination by the Canadian Corporation as described in Section 8.2.2.1, concurrently with such termination, (Y) in the case of a termination by the Canadian Corporation as described in Section 8.2.2.4 upon the earlier of a consummation of a Competing Transaction or execution of a definitive agreement


                              Exhibit 2.1 - Page 76
with respect thereto if either such consummation or such execution occurs within twelve months after such termination by the Canadian Corporation, or (Z) in the case of a termination by the Canadian Corporation or the Purchaser as described in Section 8.2.2.3 where a Competing Transaction has been publicly announced or publicly disclosed prior to the Canadian Corporation's Shareholders Meeting
(including any adjournment or postponement thereof), prior to the earlier consummation of a Business Combination or execution of a definitive agreement with respect thereto, in any such case described in clauses (W), (X), (Y) or
(Z), the Canadian Corporation will pay to the Purchaser in cash by wire transfer in immediately available funds to an account designated by the Purchaser the sum of twelve million dollars ($12,000,000), inclusive of the Purchaser's costs. For purposes of this Agreement, "Business Combination" means (i) a merger, consolidation, share exchange, business combination or similar transaction involving any of the Companies or either of the Counsel Entities as a result of which the shareholders or members thereof reduce their percentage ownership interest in the equity interests of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) below seventy-five percent (75%) of such percentage ownership interest as such percentage ownership interest existed immediately prior to the commencement of negotiations of such transaction, (ii) a sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of any of the Companies, or (iii) the acquisition, by a Person (other than the Purchaser or any affiliate thereof) or group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of an equity interest of more than twenty-five percent (25%) in any of the Companies or in either of the Counsel Entities beyond the equity interests that such Person or group beneficially owned on November 8, 1998.



                                   ARTICLE IX

           Survival of Representations and Warranties; Indemnification

         Section 9.1 Survival of Representations and Warranties. Except as set forth below, the representations and warranties provided for in this Agreement shall survive the Closing and remain in full force and effect for one year from the Closing Date for the benefit of the parties hereto and their successors and assigns. The representations and warranties provided for in Section 3.8 shall survive the Closing and remain in full force and effect for the benefit of the parties hereto and their successors and assigns until thirty (30) calendar days after the expiration of the applicable statute of limitations. The representations and warranties provided for in Section 3.22 shall survive the Closing and remain in full force and effect for two years from the Closing Date for the benefit of the parties hereto and their successors and assigns. The survival period of each representation or warranty as provided in this Section
9.1 is hereinafter referred to as the "Survival Period."


                              Exhibit 2.1 - Page 77

         Section 9.2  Indemnification

                  9.2.1 The Counsel Entities, subject to the limitations set forth in Section 9.2.4, shall jointly and severally indemnify and hold harmless the Purchaser, its Affiliates, officers, directors, employees, agents and representatives, the Companies, and any Person claiming by or through any of the foregoing, against and in respect of any and all claims, costs, expenses, damages, liabilities, losses or deficiencies (including, without limitation, attorneys' fees and other costs and expenses incident to any suit, action or proceeding) (the "Damages") arising out of, resulting from or incurred in connection with (i) subject to Section 9.6, any inaccuracy in any representation or the breach of any warranty made by the Counsel Entities or the Stadtlander Company in this Agreement for the applicable Survival Period, (ii) any claim made after the Closing that any of the Companies are responsible for any Taxes with respect to any period on or before the Closing Date, other than liabilities for Taxes accrued in determining the Net Worth as of the Closing Date hereunder and other than claims resulting from actions which the Companies voluntarily elect to take after the Closing, but are not required to take, which actions are inconsistent with positions taken by the Company prior to the Closing, (iii) any liabilities of any of the Companies with respect to any of the Plans in effect as of the Closing Date, other than liabilities accrued in determining the Net Worth as of the Closing Date hereunder, (iv) any matter described in Section
3.13 of the Companies' Disclosure Schedule, (v) any liability of any of the Companies for Taxes of any Person, other than any of the Companies, under Treas. Reg. ss.1.1502-6 or any comparable provision of state, local or foreign law, as a transferee or successor, by contract, or otherwise, (vi) the breach by any of the Counsel Entities of any covenant or agreement to be performed by any of the Counsel Entities hereunder; (vii) any payment made by the Company pursuant to Sections VIII,A and/or XI,A of the CEO Contract in excess of the amounts set forth in Section 9.2.1 of the Companies' Disclosure Schedule (but excluding from the Schedule for this purpose the reference to the option acceleration); (viii) the failure by the Purchaser to acquire at the Closing one hundred percent (100%) of the Interests free and clear of all security interests, liens, encumbrances, claims or restrictions of any kind or the failure by Opco and Licensco to own, as of the Closing, directly or indirectly, one hundred percent (100%) of the equity interests in the Subsidiaries (except to the extent that the Stadtlander Company did not own, as of November 8, 1998, one hundred percent (100%) of such equity interests, as described in Section 3.2 of the Companies' Disclosure Schedule and except to the extent such Subsidiaries have directly or indirectly merged with and into Opco or Licensco in accordance with Article IA), free and clear of all security interests, liens, encumbrances, claims or restrictions of any kind; (ix) any claim by any Person that such Person owns more Stock Options than the number of Stock Options set forth in Section 3.4 of the Companies' Disclosure Schedule and/or that the exercise price of such Person's Stock Options is different than the exercise price et forth in Section
3.4 of the Companies' Disclosure Schedule; (x) any failure by either of the Counsel Entities to comply with any applicable bulk sales law; (xi) any increase in any income or franchise Tax imposed by any state or local Governmental


                              Exhibit 2.1 - Page 78

Authority which increase is due to the disallowance or reduction of deductions attributable to the Royalty Agreements and that results from the transactions described in Article IA and Section 4.1B unless such disallowance or reduction would have been effected if the Prior Contract had not been amended and restated; (xii) the litigation currently pending in the United States District Court for the Northern District of Texas entitled IVP Pharmaceutical Care, Inc.
v. Stadtlander Pharmacy, or in connection with any matters which are the subject of or relate to such litigation, as it may be amended, modified, restated, or refiled; (xiii) the cancellation or acceleration of any Stock Options or any claims, suits, or actions arising therefrom (including claims to the shares or benefits arising from any Stock Options); (xiv) with respect to any claim, dispute, proceeding (including any arbitration proceeding), suit or other action asserted or commenced at any time within two years and three months after the date of the Closing (A) under or in connection with Article XII of the Operating Agreement of Stadt Solutions, LLC, a Delaware limited liability company ("Solutions"), including without limitation a dispute, proceeding, suit or other action commenced by Opco or any Affiliate thereof, relating to any business operated at Closing by the Purchaser or any of its Affiliates, the Company or PharMerica, Inc., (B) under or in connection with the Transition and Services Agreement dated as of July 1, 1998 to which Solutions and Distribution are parties arising out of the mergers described in Article 1A or the transactions effected hereby, or (C) asserting on the basis of any of the provisions of
Article VIII of the Operating Agreement of Solutions that Opco has not succeeded to the full membership interest of Distribution in Solutions as a result of the mergers described in Article 1A or the transactions effected hereby or is not entitled to exercise all of the rights, title and interest as a member of Solutions to the same extent as Distribution would have been entitled, and (xv) the failure to withhold any income Taxes, employment Taxes and similar Taxes with respect to the payments made under the Option Cancellation Agreements to individuals who are also directors of the Canadian Corporation.

                 9.2.2 The Purchaser,  subject to the  limitations  set forth in
Section 9.2.4, shall indemnify and hold harmless the Counsel Entities and their respective Affiliates, officers, directors, employees, agents and representatives, and any Person claiming by or through any of them, against and in respect of any and all Damages arising out of, resulting from or incurred in connection with (i) subject to Section 9.6, any inaccuracy in any representation or the breach of any warranty made by the Purchaser in this Agreement for the applicable Survival Period, (ii) the breach by the Purchaser of any covenant or agreement to be performed by it hereunder or (iii) the operation of the Company after the Closing, except to the extent that the Purchaser is indemnified hereunder with respect to such matter.

                 9.2.3 Any Person providing indemnification pursuant to the provisions of this Section 9.2 is hereinafter referred to as an "Indemnifying Party" and any Person entitled to be indemnified pursuant to the provisions of this Section 9.2 is hereinafter referred to as an "Indemnified Party."


                              Exhibit 2.1 - Page 79

                 9.2.4 The Counsel Entities' indemnification obligations contained in Sections 9.2.1(i), 9.2.1(iii), 9.2.1(iv) and 9.2.1(xi) hereunder shall not apply to any claim for Damages until the aggregate of all such claims total $2,000,000, in which event the Seller's indemnity obligation contained in Sections 9.2.1(i), 9.2.1(iii), 9.2.1(iv) and 9.2.1(xi) hereunder shall apply to the total amount in excess of $2,000,000, subject to a maximum liability to the Purchaser of $25,000,000 for all claims under Section 9.2.1(i), 9.2.1(iii), 9.2.1(iv) and 9.2.1(xi) in the aggregate (provided, however, that to the extent that Section 3.13 of the Companies Disclosure Schedule is amended to include the litigation referred to in Section 9.2.1(xii), the minimum and maximum liability provisions of this Section 9.2.4 shall not take into account any indemnification obligation to the Purchaser arising under Section 9.2.1(xii). The Purchaser's indemnification obligation contained in Sections 9.2.2(i) and 9.2.2(iii) hereunder shall not apply to any claim for Damages until the aggregate of all such claims total $2,000,000, in which event the Purchaser's indemnity obligation contained in Sections 9.2.2(i) and 9.2.2(iii) shall apply to the total amount in excess of $2,000,000, subject to a maximum liability to the Counsel Entities of $25,000,000 for all claims under Sections 9.2.2(i) and 9.2.2(iii) in the aggregate. All such claims made during the relevant Survival Period shall be counted in determining whether the thresholds specified above have been achieved.

                 9.2.5 The provisions of Article IX shall constitute the sole and exclusive remedy of any Indemnified Party for Damages arising out of, resulting from or incurred in connection with any inaccuracy in any representation or the breach of any warranty made by the Purchaser, the Company or the Counsel Entities in this Agreement.

                 Section 9.3 Procedures for Third Party Claims. In the case of any claim for indemnification arising from a claim of a third party (a "Third Party Claim"), an Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim or demand of which such Indemnified Party has knowledge and as to which it may request indemnification hereunder. The Indemnifying Party shall have the right to defend and to direct the defense against any such Third Party Claim, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party unless (i) such Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party, or (ii) the Indemnified Party shall have reasonably concluded that (x) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim or
(y) the Indemnified Party has one or more defenses not available to the Indemnifying Party. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such Third Party Claim. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel employed at its own expense; provided, however, that, in the case of any Third Party Claim described in clause (i) or (ii) of the second preceding sentence or as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense of such Third Party Claim, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party.


                              Exhibit 2.1 - Page 80

The Indemnifying Party shall have no indemnification obligations with respect to any Third Party Claim which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary in this Section 9.3, subject to the provisions of Section 6.25 hereof, Opco and Purchaser shall have the right to control all claims, proceedings, suits or other actions subject to indemnification by the Counsel Entities under Section 9.2.1(xiv), including the selection of legal counsel, provided that the Counsel Entities shall have the right to participate in such Third Party Claim with legal counsel at its own expense, shall be kept advised of developments and shall cooperate with Opco and Purchaser therein, and no such Third Party Claim may be settled by Opco or Purchaser without the Counsel Entities' consent, which shall not be unreasonably withheld or delayed.


         Section 9.4 Procedures  for  Inter-Party  Claims.  In the event that an
Indemnified Party determines that it has a claim for Damages against an Indemnifying Party hereunder (other than as a result of a Third Party Claim), the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, specifying the amount of such claim and any relevant facts and circumstances relating thereto. The Indemnified Party shall provide the Indemnifying Party with reasonable access to its books and records for the purpose of allowing the Indemnifying Party a reasonable opportunity to verify any such claim for Damages. The Indemnified Party and the Indemnifying Party shall negotiate in good faith regarding the resolution of any disputed claims for Damages. Promptly following the final determination of the amount of any Damages claimed by the Indemnified Party, the Indemnifying Party shall pay such Damages to the Indemnified Party by wire transfer or check made payable to the order of the Indemnified Party, without interest. In the event that the Indemnified Party is required to institute legal proceedings in order to recover Damages hereunder, the cost of such proceedings (including costs of investigation and reasonable attorneys' fees and disbursements) shall be added to the amount of Damages payable to the Indemnified Party.

         Section 9.5 Intentionally omitted.

         Section   9.6   Limitations   Arising   from   Knowledge   of   Claims.
Notwithstanding any provision herein to the contrary, neither the Counsel Entities nor the Purchaser shall be entitled to indemnification with respect to any claim under either Section 9.2.1(i) or 9.2.2(i) in the event that the party seeking indemnification had knowledge of the substance and approximate magnitude of such claim prior to the Closing.



                              Exhibit 2.1 - Page 81

                                    ARTICLE X

                                  Miscellaneous

         Section 10.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile, by overnight courier or sent by certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or when so received by facsimile or courier, or if mailed, three calendar days after the date of mailing, as follows:

If to the Purchaser:        Bergen Brunswig Corporation
                            4000 Metropolitan Drive
                            Orange, California 92668-3598
                            Telephone: 714-385-4000
                            Facsimile: 714-385-6815
                            Attention: Milan A. Sawdei, Esq.

                            with a copy(which shall not constitute notice) to:

                            Lowenstein Sandler PC
                            65 Livingston Avenue
                            Roseland, New Jersey  07068
                            Telephone:  (973)597-2500
                            Facsimile:   (973) 597-2400
                            Attention:  Peter H. Ehrenberg, Esq.

If to the Stadtlander Company/Counsel Entities:

                            Counsel Corporation
                            Exchange Tower
                            130 King Street West
                            Suite 1300
                            Toronto, Ontario M5X 1E3
                            Facsimile: 416-866-3061
                            Attention: Allan Silber

                            With a copy(which shall not constitute notice) to:

                            Harwell Howard Hyne Gabbert & Manner, P.C.
                            18th Floor First American Center
                            315 Deaderick Street
                            Nashville, Tennessee 37238
                            Telephone:  615-256-0500
                            Facsimile:  615-251-1057
                            Attention:  Mark Manner, Esq.


                              Exhibit 2.1 - Page 82
or to such other address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

         Section 10.2 Expenses. Regardless of whether the transactions provided for in this Agreement are consummated, except as otherwise provided herein, each of the Canadian Corporation, the US Seller and the Purchaser shall pay its own expenses incident to this Agreement and the transactions contemplated herein (including without limitation legal fees, accounting fees and investment banking fees). No portion of such expenses shall be borne by any of the Companies. Except in the event of a Special Termination, the Purchaser, upon receipt of invoices from the Counsel Entities, shall reimburse the Counsel Entities for a portion of the fees and disbursements paid to the investment bankers, attorneys and accountants representing the Counsel Entities and the Companies (the "Fees and Disbursements"), such portion to equal the lesser of $2,500,000 and one half of such Fees and Disbursements. The Purchaser shall not be responsible for any of the Fees and Disbursements in the event of a Special Termination. For purposes of this Agreement, the term "Special Termination" shall mean (a) any termination of this Agreement described in Section 8.2.2 and (b) any termination resulting from a breach of a covenant or representation by the Counsel Entities or the Stadtlander Company.

         Section 10.3 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the states of Pennsylvania, New Jersey and California and the United States District Court for any District within such states for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 10.4 Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement, their respective successors, assigns and legal representatives, and any Person who is an Indemnified Party, and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors, assigns and legal representatives and any Person who is


                              Exhibit 2.1 - Page 83
an Indemnified Party, any legal or equitable right, remedy or claim hereunder.

         Section  10.5   Counterparts.   This   Agreement  may  be  executed  in
counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

         Section 10.6 Titles and Headings. The headings and table of contents in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 10.7 Entire Agreement. This Agreement (including the disclosure schedules delivered in connection with this Agreement and the agreements referenced in the appendices attached hereto), the Support Agreements and the confidentiality agreements among the parties dated as of September 30, 1998 and August 27, 1998 constitute the entire agreement among the parties with respect to the matters covered hereby and thereby and supersede all previous written, oral or implied understandings among them (including, without limitation, the Prior Contract) with respect to such matters.

         Section 10.8 Amendment and Modification. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors (or executive committees thereof), at any time before or after approval by the shareholders of the Canadian Corporation of the transactions contemplated hereby, but after any such approval, no amendment shall be made which by law requires further approval or authorization by the shareholders of the Canadian Corporation without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 10.9 Publicity. Unless otherwise required by applicable laws or the requirements of any national securities exchange (and in that event only if time does not permit), at all times prior to the earlier of the consummation of the Closing or termination of this Agreement pursuant to Section 8.1, the Counsel Entities and the Purchaser shall consult with each other before issuing any press release with respect to the transactions contemplated hereby and shall not issue any such press release prior to such consultation.

         Section 10.10 Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

         Section 10.11 Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it


                              Exhibit 2.1 - Page 84
is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.


         Section 10.12 No Strict Construction. Each of the Purchaser, the Stadtlander Company and the Counsel Entities acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against any party.

         Section 10.13 Knowledge. To the extent that any representation is made to the knowledge of the Company and/or the Counsel Entities and to the extent that knowledge of the Counsel Entities is relevant for purposes of Section 9.6, such knowledge shall refer to the actual knowledge of Allan Silber, Morris Perlis, Michele Hooper, James Sas, Gordon Vanscoy, Michele Law, Trey Hartman, Sean Creehan, Pamela Price and Russ Allinson. To the extent that knowledge of the Purchaser is relevant for purposes of Sections 6.1 and 9.6, such knowledge shall refer to the actual knowledge of Robert Martini, Don Roden, Neil Dimick, Milan Sawdei, Steve Collis, Eric Schmitt and Donna Dolan.

         Section 10.14 Subsidiaries' Ownership of PharMerica Shares. To the extent that any provisions of this Agreement require the Canadian Corporation to take certain actions with respect to its subsidiaries' conduct relating to the PharMerica Shares, such provisions shall only relate to those subsidiaries of the Canadian Corporation that own any PharMerica Shares.
















                              Exhibit 2.1 - Page 85

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                 STADTLANDER DRUG CO., INC.


                                 By:   /s/ William McCormick
                                    -------------------------------------------
                                 Name:     William McCormick
                                 Title:    Gen. Counsel and Asst. Secretary



                                 COUNSEL CORPORATION


                                 By:   /s/ Stephen Weintraub
                                    -------------------------------------------
                                 Name:     Stephen Weintraub
                                 Title:    Sr. Vice President and Secretary


                                 STADT HOLDINGS, INC.


                                 By:   /s/ Stephen Weintraub
                                    -------------------------------------------
                                 Name:     Stephen Weintraub
                                 Title:    Vice President and Secretary


                                 BERGEN BRUNSWIG CORPORATION


                                 By:   /s/ Milan A. Sawdei
                                    -------------------------------------------
                                 Name:     Milan A. Sawdei
                                 Title:    Executive Vice President



                    [Amended and Restated Purchase Agreement]





                              Exhibit 2.1 - Page 86